CUSIP No. 63888P-10-9                Exhibit B               Page 15 of 91 Pages
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                       Form of GHA Plan of Reorganization
                       ----------------------------------



================================================================================





                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION


                                   dated as of


                                  July 23, 1997


                                  by and among


                          NATURAL HEALTH TRENDS CORP.,


                        GLOBAL HEALTH ALTERNATIVES, INC.

                                       and

              THE STOCKHOLDERS OF GLOBAL HEALTH ALTERNATIVES, INC.








================================================================================

CUSIP No. 63888P-10-9                Exhibit B               Page 16 of 91 Pages
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                               TABLE OF CONTENTS*
                               ------------------

                                                                            Page
                                                                            ----

                                    ARTICLE I
                              THE MAIN TRANSACTION

SECTION   1.01. Main Transaction...........................................
SECTION   1.02. Consideration..............................................
                  (a) Firm Shares..........................................
                  (b) First Contingent Shares..............................
                  (c) Second Contingent Shares.............................
SECTION   1.03. Main Transaction and Transactions Defined..................
SECTION   1.04. Execution of Agreement.....................................
SECTION   1.05. Power of Attorney..........................................

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION   2.01. Organization and Existence ................................
SECTION   2.02. Consents, Authorizations and Conflicts ....................
SECTION   2.03. Company Financial Statements...............................
SECTION   2.04. Capitalization and Title to Shares ........................
SECTION   2.05. Company Properties; Liens..................................
SECTION   2.06. Company Insurance..........................................
SECTION   2.07. Company Litigation and Compliance..........................
SECTION   2.08. Company Contracts..........................................
SECTION   2.09. Company Taxes..............................................
SECTION   2.10. Company Employee Plans.....................................
SECTION   2.11. Company Environmental Compliance...........................
SECTION   2.12. Finder's Fees..............................................
SECTION   2.13. Absence of Certain Changes.................................

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF NHTC

SECTION   3.01. Organization and Existence.................................
SECTION   3.02. Consents, Authorizations and Conflicts.....................
SECTION   3.03. NHTC Financial Statements..................................
SECTION   3.04. NHTC Capitalization........................................
SECTION   3.05. NHTC Properties; Liens.....................................
SECTION   3.06. NHTC Insurance.............................................
SECTION   3.07. NHTC Litigation and Compliance.............................
SECTION   3.08. NHTC Contracts.............................................
SECTION   3.09. NHTC Taxes.................................................
SECTION   3.10. NHTC Employee Plans........................................

------------------
*   The Table of Contents and cover page are not a part of this Agreement.

CUSIP No. 63888P-10-9                Exhibit B               Page 17 of 91 Pages
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                                                                            Page

SECTION   3.11. NHTC Environmental Compliance..............................
SECTION  3.12.  SEC Filings................................................
SECTION  3.13.  Finder's Fees..............................................
SECTION  3.14.  Absence of Certain Changes   ..............................

                                   ARTICLE IV
                      OTHER REPRESENTATIONS AND WARRANTIES

SECTION  4.01.  Nature of Transaction......................................
SECTION  4.02.  Acquisition for Investment.................................
SECTION  4.03.  Tax Treatment of Transactions..............................
SECTION  4.04.  No Other Representations and Warranties....................
SECTION  4.05.  Release....................................................

                                    ARTICLE V
                    CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

SECTION  5.01.  Access to Records and Properties...........................
SECTION  5.02.  Operation of the Company and NHTC..........................
SECTION  5.03.  Consents and Notices.......................................
SECTION  5.04.  Best Efforts to Satisfy Conditions.........................
SECTION  5.05.  Bridge Loans...............................................

                                   ARTICLE VI
                       CONDITIONS TO THE MAIN TRANSACTION

SECTION  6.01.  Conditions to Obligations of NHTC..........................
                (a)  Representations and Warranties;
                       Performance of Obligations..........................
                (b)  Charter, By-laws, etc.................................
                (c)  Consents and Notices..................................
                (d)  Legal Restraints......................................
                (e)  No Company Material Adverse Change....................
                (f)  Company Shares Certificates...........................
                (g)  Receipt...............................................
                (h)  Opinions of Counsel...................................
                (i)   IRS Forms W-8 and W-9................................
                (j)   Management Options...................................
                (k)  Heller Options........................................
                (l)   Other Matters........................................
SECTION  6.02.  Conditions to Obligations of the Company Stockholders......
                (a)  Representations and Warranties;
                       Performance of Obligations..........................
                (b)  Charter, By-laws, etc.................................
                (c)  Consents and Notices..................................
                (d)  Legal Restraints......................................
                (e)  No NHTC Material Adverse Change.......................
                (f)  Receipt...............................................

CUSIP No. 63888P-10-9                Exhibit B               Page 18 of 91 Pages
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                                                                            Page
                                                                            ----

                (g)  Firm Shares Certificates..............................
                (h)  Opinions of Counsel...................................
                (i)   Registration Rights Agreement........................
                (j)   Corporate Governance.................................
                (k)  Management Compensation...............................
                (l)   Reservation of Shares................................
                (m) Other Matters..........................................

                                   ARTICLE VII
                     CLOSING PROCEDURE AND DATE; TERMINATION

SECTION  7.01.  Closing Procedure; Closing Date............................
SECTION  7.02.  Termination of Agreement...................................

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION  8.01.  By the Company Stockholders................................
SECTION  8.02.  By NHTC....................................................
SECTION  8.03.  "Losses" Defined...........................................
SECTION  8.04.  Notice of Claims...........................................
SECTION  8.05.  Survival of Provisions.....................................
SECTION  8.06.  Exclusive Remedy...........................................
SECTION  8.07.  Other Recoveries...........................................

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION  9.01.  Board and Executive Committee Representation...............
SECTION  9.02.  Termination and Modification of Agreements.................
SECTION  9.03.  Public Announcements.......................................
SECTION  9.04.  Further Actions............................................
SECTION  9.05.  Expenses...................................................
SECTION  9.06.  Entire Agreement...........................................
SECTION  9.07.  Descriptive Headings; References...........................
SECTION  9.08.  Notices....................................................
SECTION  9.09.  Governing Law and Forum....................................
SECTION  9.10.  Assignment.................................................
SECTION  9.11.  Remedies...................................................
SECTION  9.12.  Waivers and Amendments.....................................
SECTION  9.13.  Third Party Rights.........................................
SECTION  9.14.  Illegalities...............................................
SECTION  9.15.  Gender and Plural Terms....................................
SECTION  9.16.  Effectiveness; Termination of Original Agreement...........
SECTION  9.17.  Counterparts...............................................

SIGNATURES.................................................................

CUSIP No. 63888P-10-9                Exhibit B               Page 19 of 91 Pages
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                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 23, 1997 (this "Agreement"), is by and among: (1) Natural Health Trends Corp., a Florida corporation ("NHTC"), on the one hand, and (2) Global Health Alternatives, Inc., a Delaware corporation (the "Company"), and (3) the stockholders of the Company who execute this Agreement (the "Company Stockholders"), on the other hand. The names and addresses of the Company Stockholders appear on Exhibit A attached hereto and made part hereof. The shares of the Company owned by the Company Stockholders (the "Company Shares") will constitute all of the outstanding 4,829,768 shares of Common Stock, par value $.0001 per share, of the Company (the "Company Common Stock") if all stockholders of the Company execute this Agreement.

                                   BACKGROUND

         Under that certain Agreement and Plan of Reorganization, dated as of March 19, 1997 (the "Original Agreement"), by and among NHTC, GHA Holdings, Inc., a Delaware corporation ("Holdings") and wholly owned subsidiary of NHTC, and the Company, the parties thereto agreed to effect a tax-free reorganization under Section 368(a)(1)(C) of the Code. The parties to the Original Agreement now wish to effect a tax-free reorganization under Section 368(a)(1)(B) of the Code and, consequently, to amend and restate (and thereby supersede) the Original Agreement. In connection with such amendment and restatement (and supersession), among other things: (i) Holdings is being deleted as a party to the Transactions (as defined in the Original Agreement and this Agreement), and
(ii) the Company Stockholders are being added as parties to this Agreement.

         NOW, THEREFORE, this Agreement evidences that, for and in consideration of the mutual covenants set forth herein, and intending to: (A) amend and restate (and thereby supersede in its entirety) the Original Agreement as of the date hereof (the "Restatement Date"), so that from and after the Restatement Date the Original Agreement shall no longer be of any force or effect, and (B) effect a tax-free reorganization under Section 368(a)(1)(B) of the Code, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                MAIN TRANSACTION

         SECTION 1.01. Main Transaction. On the Closing Date or on the date(s) of any subsequent Additional Closing(s) (as defined in Section 7.01), each Company Stockholder shall transfer, assign, grant, convey and set over to NHTC, and its successors and assigns forever, and NHTC shall accept and receive from each Company Stockholder, free and clear of any and all liens, security interests, mortgages, pledges, covenants, easements, encumbrances, defects in title, agreements and claims and rights of third parties ("Liens") all of such Company Stockholder's right, title and interest in, to and under the number of Company Shares set forth opposite such Company Stockholde-r's name on the appropriate "Agreement Signature Page" hereto.

         SECTION 1.02. Consideration. (a) Firm Shares. In consideration of the Company Stockholders' transfer of the Company Shares to NHTC, on the Closing Date NHTC shall

CUSIP No. 63888P-10-9                Exhibit B               Page 20 of 91 Pages
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issue and deliver to each  Company  Stockholder,  and each  Company  Stockholder shall accept and receive from NHTC, free and clear of any and all Liens, pre-emptive and similar rights, a number of shares of NHTC Common Stock, par value $.001 per share ("NHTC Common Stock"), equal to such Company Stockholder's Percentage (as defined in Section 1.02(d) below) of 5,800,000; provided, however, that: (i) no fractional shares of NHTC Common Stock shall be issued pursuant to the foregoing; and (ii) all fractional shares of NHTC Common Stock that a Company Stockholder would otherwise be entitled to receive pursuant to the foregoing shall be aggregated, and if a fractional share of NHTC Common Stock results from such aggregation such fraction shall be rounded (up or down) to the nearest whole share. The number of Firm Shares so issuable to each Company Stockholder in accordance with the foregoing is set forth opposite such Company Stockholder's name on the appropriate "Agreement Signature Page" hereto.

             (b) First Contingent Shares. In further consideration of the Company Stockholders' transfer of the Company Shares to NHTC as aforesaid, if Acquired Pre-Tax Earnings during the First Contingent Shares Measure Period (as such terms are defined in Section 1.02(d) below) shall equal or exceed
$1,200,000, then promptly after the sixtieth (60th) day after the end of the First Contingent Shares Measure Period, NHTC shall issue and deliver to each Company Stockholder, and each Company Stockholder shall accept and receive from NHTC, free and clear of all Liens, pre-emptive and similar rights, a number of shares of NHTC Common Stock equal to such Company Stockholder's Percentage of 800,000; provided, however, that: (i) no fractional shares of NHTC Common Stock shall be issued pursuant to the foregoing; and (ii) all fractional shares of NHTC Common Stock that a Company Stockholder would otherwise be entitled to receive pursuant to the foregoing shall be aggregated, and if a fractional share of NHTC Common Stock results from such aggregation such fraction shall be rounded (up or down) to the nearest whole share.

             (c) Second Contingent Shares. In further consideration of the Company Stockholders' transfer of the Company Shares to NHTC as aforesaid, promptly after the sixtieth (60th) day after the end of the Second Contingent Shares Measure Period, NHTC shall issue and deliver to each Company Stockholder, and each Company Stockholder shall accept and receive from NHTC, free and clear of all Liens, pre-emptive and similar rights, a number of shares of NHTC Common Stock equal to such Company Stockholde-r's Percentage of a number of shares of NHTC Common Stock having a Fair Market Value (as of such 60th day) equal to the lesser of:

         o (8 x Acquired Pre-Tax Earnings) minus FSFMV minus FCSFMV minus Acquisition Costs minus $27,350, and

         o   $45,000,000

with the terms used in the above formula and provisions having the meanings set forth in Section 1.02(d) below; provided, however, that: (i) no fractional shares of NHTC Common Stock shall be issued pursuant to the foregoing; and (ii) all fractional shares of NHTC Common Stock that a Company Stockholder would otherwise be entitled to receive pursuant to the foregoing shall be aggregated, and if a fractional share of NHTC

CUSIP No. 63888P-10-9                Exhibit B               Page 21 of 91 Pages
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Common Stock results from such aggregation such fraction shall be rounded (up or down) to the nearest whole share.

             (d)  For purposes of this Agreement, the term:

                  "Acquired Pre-Tax Earnings" means the Pre-Tax Earnings of the Existing Businesses and any New Business in the Company (or any successor or assign thereof) during the First Contingent Shares Measure Period (for purposes of Section 1.02(b)) or Second Contingent Shares Measure Period (for purposes of
Section 1.02(c)).

                  "Acquisition" means any transaction, or any series of related transactions, by which the Company (or any successor or assign thereof) or any of its consolidated subsidiaries: (1) acquires (x) all or a substantial part of the assets (other than through a purchase of inventory in the ordinary course of business), (y) one or more manufacturing lines or (z) a going business or division, of any other person or entity, whether through purchase of assets, merger or otherwise, or (2) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least 50% (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or at least 50% (by percentage or voting power) ownership interest in any partnership, joint venture or limited liability company (other than corporate partnerships or joint ventures covered by the preceding clause).

                  "Acquisition Costs" means the consideration paid at any time on or after the Closing Date and prior to the end of the Second Contingent Shares Measure Period for any Acquisition of an Existing Business or New Business, including (net of any tax benefits) commissions, finders fees, investment banking, legal and accounting fees and disbursements paid in connection therewith and such other transaction costs as shall be agreed upon by the NHTC and one or more of the Attorneys (as defined in Section 1.05). For this purpose, any such consideration consisting of: (1) NHTC Common Stock shall be valued at the Fair Market Value thereof as of the date of issuance; (2) any promissory notes issued by, or indebtedness assumed by, NHTC or any subsidiary thereof (including the Company) shall be valued at the face amount of such promissory notes or indebtedness (as the case may be); and (3) any Other Consideration shall be valued at the Fair Market Value thereof. The parties hereto hereby acknowledge and agree that the "Acquisition Costs" of: (A) the Ellon Acquisition shall be limited to any "Contingent Consideration" paid in accordance with (and as defined in) Section 1.04(b) of the Ellon Acquisition
Agreement; (B) the Fruitseng Acquisition shall be limited to any "Contingent Shares" issued in accordance with (and as defined in) Section 1.04(b) of the Fruitseng Acquisition Agreement (as such provision is being modified and amended under Section 9.02(a) hereof); (C) the MikeCo Acquisition shall be zero ($0);
(D) each of the Ellon Acquisition, Fruitseng Acquisition and MikeCo Acquisition shall additionally include legal and accounting fees and disbursements and such other transactional costs attributable to such Acquisition (as opposed to services or other valuable assets or other rights) as shall be agreed upon by the NHTC and one or more of the Attorneys, in the case of each of the foregoing clauses (A), (B), (C) and (D), at any time on or after the Closing Date and prior to the end of the Second Contingent Shares Measure Period. The parties hereto hereby additionally acknowledge and agree that "Acquisition Costs" shall include the following Losses (as defined in Section 8.03), but only to the extent that such Losses

CUSIP No. 63888P-10-9                Exhibit B               Page 22 of 91 Pages
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shall not have been taken into account in the  calculation of "Acquired  Pre-Tax
Earnings" during Second Contingent Shares Measure Period and only to the extent that such Losses shall not have been reimbursed pursuant to Section 8.01: all such Losses directly or indirectly incurred, suffered, sustained or required to be paid by NHTC, the Company or any of their respective Subsidiaries at any time on or after the Closing Date and prior to the end of the Second Contingent Shares Measure Period resulting from, relating to or arising out of any: (i) Taxes (as defined in Section 2.09(b) hereof) of the Company relating to any periods prior to the Closing Date; (ii) any action, suit, claim, proceeding, investigation or similar matter (including with respect to product liability and other third-party liability claims) of any Existing Business or New Business, to the extent that the same may result from, relate to or arise out of acts or occurrences on or before the Closing Date; (iii) any liability or obligation owed to any Company Stockholder or other securityholder of the Company (as such), to the extent that the same may result from, relate to or arise out of acts or occurrences of or on behalf of the Company on or before the Closing Date (and not in connection with any of the Transactions); and (iv) any fees, costs and expenses in connection with the negotiation, execution and/or consummation of the Transactions (the Losses described in the foregoing clauses (i) through (iv) being hereinafter collectively referred to as the "Unexpected Acquisition Costs").

                  "Business" means the assets, manufacturing lines, going business or division, corporation, partnership, joint venture or limited liability company the acquisition of which constitutes an "Acquisition" hereunder.

                  "Contingent Shares" means the First Contingent Shares and Second Contingent Shares, collectively.

                  "Ellon Acquisition" means the Acquisition  described in clause
(1) of the definition of "Existing Business" in this Section 1.02(d), which was effected pursuant to the Ellon Acquisition Agreement.

                  "Ellon Acquisition Agreement" means that certain Assets Purchase Agreement, dated as of October 15, 1996, by and among the Company, Ellon, Inc., Ellon USA, Inc. and Ralph Kaslof and Leslie J. Kaslof, as the same may be supplemented, modified, amended and/or restated from time to time.

                  "Existing Business" means: (1) Ellon, Inc. ("New Ellon"), a Delaware corporation and wholly-owned subsidiary of the Company, which (in October 1996) completed an Acquisition of substantially all of the assets of Ellon USA, Inc. ("Old Ellon"), and the operations thereof, or such other entities and operations of the Company through which its homeopathic and/or flower remedy product business(es) are held and/or performed; (2) Maine Naturals, Inc. (formerly named Fruitseng, Inc.), a Delaware corporation, which (in October 1996) completed an Acquisition of substantially all of the assets of Downeast Cranberry Company, Inc., and the operations thereof, or such other entities and operations of the Company through which its beverage business(es) are held and/or performed; (3) Global Health Alternatives (UK) Ltd., an England and Wales corporation and wholly-owned subsidiary of the Company, and the operations thereof, (4) the other entities and operations of the Company through which the Company's rights and obligations under the General Agreement of Cooperation between the Company and MEBO Holding Corp. are held and/or performed; (5) the entities and/or operations of the

CUSIP No. 63888P-10-9                Exhibit B               Page 23 of 91 Pages
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Company through which the Company's  rights and obligations  under the Agreement of Development with Kang Ban Technical Trading Company (affiliated with the Beijing University of Traditional Chinese Medicine) are held and/or performed;
(6) MikeCo, Inc., a New York corporation and wholly-owned subsidiary of the Company, the outstanding capital stock of which (in May 1997) was acquired by the Company, and the operations thereof, or such other entities and operations of the Company through which its "NR- 1222" business(es) are held and/or
performed;   (7)  GHA  Natural  Products,   Inc.,  a  Delaware  corporation  and
wholly-owned subsidiary of the Company formed by the Company in May 1997, and the operations thereof; (8) Natural Health Laboratories, Inc., a Delaware corporation and wholly-owned subsidiary of the Company formed by the Company in May 1997, and the operations thereof; and (9) any other entities and/or operations that are part of the properties or assets of the Company or any Subsidiary (as defined in Section 2.01(c) hereof) of the Company on the Closing Date.

                  "Fair Market Value" means: (1) when used with reference to NHTC Common Stock, as of any particular date, the average of the mean of the final bid and final ask prices of the NHTC Common Stock for each trading day during the 30-day period immediately preceding such date, provided that: (i) if at the time of determination NHTC Common Stock shall be traded on a national securities exchange or quoted in an automated quotation system for which closing sale price information is published, then such average shall be of the closing sale prices of the NHTC Common Stock on each such trading day; and (ii) if on any such trading day there shall not have been reported final bid and ask prices (or, if applicable, a closing sale price) then such prices (or, if applicable, such price) shall be the final bid and ask prices (or, if applicable, the closing sale price) reported for the next preceding trading day for which such prices (or, if applicable, such price) shall have been reported; and (2) when used with reference to any Other Consideration, the fair market value thereof as determined in good faith by the Board of Directors of NHTC.

                  "FCSFMV"  means  the Fair  Market  Value,  as of the  sixtieth
(60th) day after the First Contingent Shares Measure Period, of the NHTC Common Stock issued or issuable as the First Contingent Shares; provided that if no First Contingent Shares are issued then such "FCSFMV" means zero ($0).

                  "Firm Shares" means the shares of NHTC Common Stock issued or issuable under Section 1.02(a).

                  "First Contingent Shares" means the shares of NHTC Common Stock issued or issuable under Section 1.02(b).

                  "First   Contingent   Shares   Measure   Period"   means   the
twelve-month period ending June 30, 1998.

                  "Fruitseng Acquisition" means the Acquisition described in clause (2) of the definition of "Existing Business" in this Section 1.02(d), which was effected pursuant to the Fruitseng Acquisition Agreement.

                  "Fruitseng Acquisition Agreement" means that certain Assets Purchase Agreement, dated as of October 15, 1996, by and among the Company, Fruitseng Inc.

CUSIP No. 63888P-10-9                Exhibit B               Page 24 of 91 Pages
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(now, Maine Naturals,  Inc.),  Downeast  Cranberry  Company,  Inc. and Robert E.
Cleaves, IV, Stephen W. Batzell, Thomas P. Pinansky, John M. Eldredge and Robert
C. Bruce, as the same may be supplemented, modified, amended and/or restated from time to time.

                  "FSFMV" means the Fair Market Value, as of the Closing Date, of the NHTC Common Stock issued or issuable as the Firm Shares.

                  "GAAP" means United States generally accepted accounting principles.

                  "MikeCo Acquisition" means the Acquisition described in clause
(6) of the definition of "Existing Business" in this Section 1.02(d), which was effected pursuant to the MikeCo Acquisition Agreements.

                  "MikeCo Acquisition Agreements" means that certain: (i) Agreement and Plan of Reorganization dated as May 23, 1997, by and among the Company, MikeCo, Inc. and H. Edward Troy, Patrick Killorin, Kevin Underwood, Mark Colosi, Joe Grace and William Deehan, as the same may be supplemented, modified, amended and/or restated from time to time, and (ii) Assignment of Patents dated May 23, 1997 made by Troy Laboratories, Inc. in favor of MikeCo, Inc.

                  "New Business" means any Business that: (i) is not an Existing Business, and (ii) is not, on or prior to the date of acquisition thereof by the Company or any other subsidiary of NHTC, designated by one or more of the Attorneys as an "Excluded New Business" for purposes of this Agreement.

                  "NHTC Shares" means the Firm Shares and any Contingent Shares that may be issued or issuable under this Article I.

                  "Other Consideration" means, when used with reference to the Acquisition Costs of any Existing Business or New Business, any consideration paid for the purchase or other acquisition thereof excluding: (i) NHTC Common Stock and (ii) any promissory notes issued by, or indebtedness assumed by, NHTC or any subsidiary thereof (including the Company or ).

                  "Percentage" means, with respect to any Company Stockholder, the percentage obtained by dividing: (i) the number of Company Shares held by such Company Stockholder (as indicated opposite such Company Stockholder's name on the appropriate "Agreement Signature Page" hereto), by (ii) the total number of Company Shares outstanding on the Closing Date; provided, however, that in the event that a Company Stockholder establishes to the reasonable satisfaction of NHTC that such Company Stockholder has acquired or transferred its rights to any of the Firm Shares and/or Contingent Shares from or to any other Company Stockholder, then, with respect to the rights to any of such Firm Shares and/or Contingent Shares (as the case may be), such Company Stockholders' Percentages shall be appropriately adjusted.

                  "Pre-Tax Earnings" means, with respect to any entity for any period, the income (or loss) from operations before income taxes (if any) of such entity for such period plus any non-cash charges (such as, without limitation, depreciation and

CUSIP No. 63888P-10-9                Exhibit B               Page 25 of 91 Pages
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amortization)  plus any extraordinary or non-recurring  expenses incurred during such period related to the disposition of any Business or the revaluation of intangibles.

                  "Second Contingent Shares" means the shares of NHTC Common Stock issued or issuable under Section 1.02(c).

                  "Second   Contingent   Shares   Measure   Period"   means  the
twelve-month period ending June 30, 2000.

             (e) No First Contingent Shares shall be issued if the formula provided under Section 1.02(b) above yields a zero or negative value, and no Second Contingent Shares shall be issued if the formula provided under Section 1.02(c) above yields a zero or negative value; and in either such event NHTC shall have no claim or cause of action against the Company, its successors or assigns or any other person or entity (without prejudice, however, to the rights of NHTC under Article VIII).

         SECTION 1.03. "Main Transaction" and "Transactions" Defined. The transactions provided for above in this Article I are hereinafter sometimes referred to as the "Main Transaction"; the Main Transaction and other transactions contemplated by this Agreement are hereinafter sometimes referred to as the "Transactions".

         SECTION 1.04. Execution of Agreement. (a) Each Company Stockholder is executing and delivering this Agreement, for the limited purpose of: (i) consenting to the above provisions of Article I of this Agreement and agreeing to be bound thereby, (ii) making the representations, warranties, covenants and agreements set forth in Sections 4.02 and 4.05 with respect to such Company Stockholder (and no other Company Stockholder), (iii) confirming to the Company and Indemnifying Company Stockholders (as defined in Section 8.01(d)) the truth and accuracy of the representations and warranties made by the Company herein, and of the other statements made herein, with respect to such Company Stockholder (and no other Company Stockholder), and (iv) making and giving all covenants, agreements, confirmations and ratifications set forth in this Agreement that are expressly being made or given (as the case may be) by the Company Stockholders (in their capacity as such).

             (b) Each party hereto hereby acknowledges and agrees that, notwithstanding anything to the contrary set forth in this Agreement (but except as otherwise expressly provided in Article VIII hereof), no Company Stockholder or Attorney shall have any liability under this Agreement or otherwise in respect of the Transactions other than for a breach of: (i) representations and warranties of such Company Stockholder or Attorney (and no other Company Stockholder or other person or entity) made herein, (ii) the representations and warranties of the Company made herein with respect to such Company Stockholder or Attorney (and no other Company Stockholder or other person or entity), (iii) the covenants and agreements of such Company Stockholder or Attorney (and no other Company Stockholder or other person or entity) made herein, and (iv) the covenants and agreements of the Company made herein with respect to such Company Stockholder or Attorney (and no other Company Stockholder or other person or entity). From and after the Closing Date, the liability of the parties hereto for breaches of this Agreement shall be subject to limitations of Article VIII hereof.

CUSIP No. 63888P-10-9                Exhibit B               Page 26 of 91 Pages
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         SECTION  1.05.  Power of  Attorney.  (a) Each Company  Stockholder  has
executed and delivered an Irrevocable Power of Attorney in respect of this Agreement and the Transactions (each a "Power of Attorney") appointing Sir Brian Wolfson, Leo L. Azure, Jr. and Robert C. Bruce attorneys-in-fact of such Company Stockholder (such individuals so appointed (and any other person substituted or appointed by any of them in accordance with the Power of Attorney) in such capacity, individually an "Attorney" and collectively the "Attorneys").

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to NHTC that, except as previously disclosed in writing to NHTC (in this Article II (and Section 6.01(a)), "Previously Disclosed"):

         SECTION 2.01. Organization and Existence. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Company, the identities of which have been Previously Disclosed, is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has the full corporate power and authority to own and lease their respective properties and assets and to carry on their respective businesses as and where such properties and assets are now owned, leased and/or operated and such businesses are now conducted. The Company has heretofore made available to NHTC true, correct and complete copies of the respective certificates or articles of incorporation and by-laws (or equivalent governing instruments), each as amended to the date hereof, of the Company and each of its Subsidiaries. Each of the Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned and/or operated by it or the nature of the business now conducted by it requires it to be so licensed or qualified and in which failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company or any Company Stockholder to perform their respective obligations under this Agreement and/or to consummate the Transactions (a "Company Material Adverse Effect").

             (b) Each Company Stockholder that is a corporation, partnership or other non-natural person (each, a "Corporate Company Stockholder") is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

             (c) The Company has made available to NHTC the original or true copies of the minute books and stock transfer records of the Company and its Subsidiaries. Such stock transfer records are current and accurate in all material respects.

             (d) For the purposes of this Agreement, the term "Subsidiary" means, of any person or entity, any other entity of which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors (or other persons performing similar functions) are directly or indirectly owned by such first person

CUSIP No. 63888P-10-9                Exhibit B               Page 27 of 91 Pages
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or entity.  The  Company  does not own,  directly or  indirectly,  any equity or proprietary interests or securities of any entity or enterprise organized under the laws of the United States, any state thereof, the District of Columbia or any other domestic or foreign jurisdiction, other than the Subsidiaries thereof Previously Disclosed.

         SECTION 2.02. Consents, Authorizations and Conflicts. (a) Neither the execution and delivery by the Company or any Company Stockholder (collectively, the "Company Parties"; and each individually, a "Company Party") of this Agreement, the Power of Attorney, Registration Rights Agreement or any of the other agreements, instruments, certificates or other documents executed and delivered (or to be executed and delivered) by any Company Party in connection with this Agreement and/or any of the Transactions (collectively, the "Company Party Documents"), nor the consummation of the Transactions, nor the performance by the Company of any of its other obligations hereunder or thereunder, require or will require any governmental authority or private party consent, waiver, approval, authorization or exemption (collectively, "Consents") or the giving of any notice ("Notice") applicable to the Company (as opposed to NHTC) except for such Consents and Notices: (i) that have been duly obtained (in the case of Consents) or given (in the case of Notices) and are unconditional and in full force and effect, or (ii) of which the failure to obtain (in the case of Consents) or give (in the case of Notices) could not reasonably be expected to have a Company Material Adverse Effect.

             (b) This Agreement and each other Company Party Document has been (or prior to the Closing will be) duly authorized (in the case of the Company and the Corporate Company Stockholders), executed and delivered by each Company Party party thereto and constitute the legal, valid and binding obligations of such Company Party enforceable against such Company Party in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights. The execution and delivery by the Company Parties of the Company Party Documents to which they are respectively a party, the performance by the Company Parties of their respective obligations thereunder, and the consummation of the Transactions, do not and will not contravene, conflict or be inconsistent with, result in a breach of, constitute a violation of or default under, or require or result in any right of acceleration or to create or impose any Lien under: (i) the Company's or any Corporate Company Stockholder's certificate of incorporation or by-laws (or equivalent governing instruments), or (ii) except where such contravention, conflict, inconsistency, breach, violation, default, right or imposition could not reasonably be expected to have a Company Material Adverse Effect, and assuming satisfaction of the matters referred to in Section 2.02(a): (x) any Laws applicable or relating to any Company Party or any of the businesses or assets of the Company or any Subsidiary thereof, or (y) any Company Permit (as defined in Section 2.07) or Company Contract.

         SECTION 2.03. Company Financial Statements. (a) The books of account and other financial and accounting records of the Company and its Subsidiaries are, and during the respective periods covered by the Company Financial Statements (as hereinafter defined) were, correct and complete in all material respects, fairly and accurately reflect or reflected their respective income, expenses, assets and liabilities, including the nature thereof and the transactions giving rise thereto, and provide or provided a fair and accurate basis for the preparation of the Company Financial

CUSIP No. 63888P-10-9                Exhibit B               Page 28 of 91 Pages
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Statements. The Company has heretofore delivered to NHTC the following unaudited financial  statements  of the  Company  (the  "Company  Financial  Statements"):
Consolidated Balance Sheet as of December 31, 1996 (the "Company Base Date") and Consolidated Statements of Income and Consolidated Statement of Cash Flows for the periods then ended. The Company Financial Statements have been prepared in conformity with GAAP (except for the absence of notes), consistently applied, and are correct and complete in all material respects, and fairly present the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods covered thereby.

             (b) As of the Restatement Date, neither the Company nor its Subsidiaries has any indebtedness, liabilities or obligations (absolute, contingent or otherwise) other than those: (i) that have been set forth or reserved against in the Company Financial Statements, (ii) incurred since the Company Base Date in the ordinary course of its business or otherwise consistent with recent past practice that are, individually and in the aggregate, of an immaterial nature and amount, (iii) arising under $685,000 aggregate principal amount of 12 1/2% Promissory Notes of the Company ("Bridge Notes") and warrants to purchase Common Stock of the Company ("Company Warrants") issued after the Company Base Date, (iv) arising under borrowings made from NHTC, (v) arising in connection with the MikeCo Acquisition, the terms of which (and agreements with respect to which) have been Previously Disclosed, (vi) arising under Laws, Company Permits and/or Company Contracts, and (vii) which could not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 2.04. Capitalization and Title to Shares. (a) The authorized capital stock of the Company consists of: (1) 10,000,000 shares of Company Common Stock, of which (i) 4,829,768 (the "Company Shares") are issued and outstanding, (ii) up to 300,000 shares have been (or at the date hereof may be) reserved for issuance (formally or informally) pursuant to options formally (or informally) granted to management personnel of the Company or subsidiaries thereof ("Management Options"); and (2) 10,000,000 shares of undesignated Preferred Stock, par value $.0001 per share, none of which are issued or outstanding. All Company Shares are duly authorized, validly issued, fully paid and nonassessable shares of capital stock of the Company, with no personal liability attaching to the ownership thereof. Except as disclosed hereinabove or otherwise Previously Disclosed, there are no issued, outstanding or existing:
(1) securities convertible into or exchangeable for any shares of capital stock of the Company; (2) options, warrants or other rights to purchase or subscribe for any shares of capital stock of the Company or for securities convertible into or exchangeable for any shares of capital stock of the Company; or (3) agreements or commitments of any kind or description relating to the issuance or purchase of any shares of capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or other rights.

             (b) The Company or one or more of its Subsidiaries is the record and beneficial owner of all of the outstanding capital stock of each Subsidiary of the Company, free and clear of all Liens (other than Permitted Liens).

CUSIP No. 63888P-10-9                Exhibit B               Page 29 of 91 Pages
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             (c) Each Company  Stockholder has good and marketable  title to the number of Company Shares indicated opposite such Company Stockholder's name on the appropriate "Agreement Signature Page" hereto, free and clear of all Liens.

             (d) For purposes of this Agreement, the term "Permitted Liens" means: (i) Liens for taxes not yet due and payable; (ii) Liens imposed by Laws (as defined in Section 2.07), such as banker's, warehousemen's, mechanic's and materialmen's liens, and other similar statutory or common law liens arising in the ordinary course of business; (iii) Liens arising out of pledges, bonds or deposits under worker's compensation laws, unemployment insurance, old age pension or other social security or retirement benefits or similar legislation and deposits securing obligations for self-insurance arrangements in connection with any of the foregoing; (iv) easements, rights of way, building restrictions, minor defects or irregularities in title and such other encumbrances or charges against property (real, personal or mixed) as are of a nature that do not in a materially adverse way affect the marketability of the same or interfere with the use thereof in the ordinary course of business as presently conducted; (v) Liens arising under Company Contracts (as defined in Section 2.08); (vi) Liens securing indebtedness (x) disclosed or reflected in the Company Financial Statements, (y) owed to NHTC or any subsidiary thereof, (z) or otherwise Previously Disclosed; and (vii) Liens that will be released and discharged in full on or prior to the Closing Date.

         SECTION 2.05. Company Properties; Liens. The Company has good and marketable title to its interests in its properties and assets, free and clear of all Liens (other than Permitted Liens). Each Subsidiary of the Company has good and marketable title to its interests in its properties and assets (real, personal or mixed, tangible or intangible), free and clear of all Liens (other Permitted Liens).

         SECTION 2.06. Company Insurance. The Company has heretofore delivered to NHTC a true, correct and complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries. There are no material claims pending under any such policies or material disputes with underwriters, and all premiums due and payable have been paid. There are no pending or threatened terminations with respect to any such policies, and the Company and its Subsidiaries are in compliance in all material respects with all conditions contained therein. All such policies are in full force and effect.

         SECTION 2.07. Company Litigation and Compliance. (a) Except as Previously Disclosed or (in the case of the following clauses (iii) and (v) only) where such events or circumstances could not reasonably be expected to have a Company Material Adverse Effect: (i) there are no governmental authority or private party actions, suits, claims, proceedings or investigations pending or threatened against the Company, any Subsidiary thereof or any Company
Stockholder: (x) relating to either the Company, any Subsidiary thereof or any properties or assets now or previously owned, leased or operated by the Company or any Subsidiary thereof, (y) which questions or challenges the validity of this Agreement or any other Company Party Document or any action taken or to be taken by the Company or any Company Stockholder pursuant thereto, or (z) which questions or challenges the Company's or any of its Subsidiary's right, title or interest in or to any of its properties or assets; (ii) neither the Company nor any

CUSIP No. 63888P-10-9                Exhibit B               Page 30 of 91 Pages
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Subsidiary  thereof  is the  subject  of any  judgment,  order or  decree of any governmental authority, court or arbitrator; (iii) the Company and each of its Subsidiaries is in compliance with all federal, state, local and foreign laws, statutes, ordinances, codes, judgments, orders, decrees, directives, rules and
regulations  of  any  governmental  authority,   court  or  arbitrator  ("Laws")
applicable or relating to its business, properties or assets; (iv) neither the Company nor any of its Subsidiaries has engaged in any unfair trade practice, committed any commercial or other fraud, paid or provided any kickbacks, bribes or other gratuitous goods or services in order to solicit, secure or maintain any business or commercial relationship, or committed any act or omission actionable under the federal Racketeer Influenced and Corrupt Organizations Act, as amended ("RICO"), or any similar state Laws, or under the federal Foreign Corrupt Practices Act (assuming for this purpose that the Company has securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or any similar state Laws, nor has any Company Stockholder or any other person or entity engaged in or committed any such acts or omissions or made any such payments in order to benefit, directly or indirectly, the Company, any Subsidiary or the prospects thereof; and (v) the Company and each Subsidiary thereof has obtained all governmental licenses, permits, rights,
privileges,    registrations,    exemptions,   required   reports,   franchises,
authorizations and other consents which are required under any applicable Laws ("Permits") to own and/or operate the respective businesses, properties, assets and operations of the Company and its Subsidiaries ("Company Permits"). All Company Permits are valid and in full force and effect, and there exists no default or violation by the Company under any Company Permit which could reasonably be expected to have a Company Material Adverse Effect. No event, act or omission has occurred which has resulted, or (with or without notice, the passage of time or both) could reasonably be expected to result, in the revocation or non-renewal of any Company Permit the revocation or non-renewal of which could reasonably be expected to have a Company Material Adverse Effect.

         SECTION 2.08. Company Contracts. (a) In this Agreement, the term: (i) "Contract" means any contract, agreement, instrument, undertaking, bid, commitment or arrangement, written or oral, of any kind or description whatsoever (including without limitation all leases (of real or personal property), licenses, indentures, credit agreements, debt instruments, guarantees, mortgages, security agreements, joint venture agreements, company or business acquisition or disposition agreements, concession agreements, management agreements, consulting agreements, employment agreements, powers of attorney, agency agreements, equipment purchase orders, customer purchase orders, supply orders, indemnity agreements, and agreements or covenants not to compete); and (ii) the term "Company Contract" means any Contract to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets are subject or bound.

             (b) The Company has Previously Disclosed all Company Contracts (other than routine purchase or supply orders, those for routine services provided to the Company or a Subsidiary thereof, and those terminable at will or upon 60 days' or less notice without the payment of any penalty, bonus, severance payment or additional compensation) existing on the date hereof, and provided to NHTC true, complete and correct copies of all such Company Contracts requested to be reviewed thereby. Except where such event or circumstance could not reasonably be expected to have a Company Material Adverse Effect: (i) all Company Contracts are in full force and effect in

CUSIP No. 63888P-10-9                Exhibit B               Page 31 of 91 Pages
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accordance with the written terms thereof, and there are no outstanding defaults by the Company, any Subsidiary thereof or any other party under any Company Contract, (ii) no event, act or omission has occurred which has resulted, or (with or without notice, the passage of time or both) could reasonably be expected to result, in a default under any Company Contract, and (iii) no other party to any Company Contract has asserted the right, and no such party has any right, to renegotiate or modify the terms or conditions of any Company Contract.

         SECTION 2.09. Company Taxes. (a) The Company and each Subsidiary thereof have filed all Tax returns required to be filed by them, which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any Taxes which were payable pursuant to said return, except where the failure to so file or such default could not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary thereof has, since their respective inceptions, been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. As of December 31, 1996, the Company and each of its Subsidiaries has paid or accrued on its books and records all liability for Taxes with respect to all periods or portions thereof ending on or before such date. For the period January 1, 1997 through the Closing Date, neither the Company nor any Subsidiary thereof has incurred any liability for Taxes other than Taxes arising in the ordinary course of business with respect to such period. Neither the Company nor any Subsidiary thereof: (i) is under audit, examination or review by any taxing authority nor has any such audit, examination or review been threatened; (ii) has received notice of any proposed or actual assessment or deficiency with respect to Taxes; (iii) has extended the statute of limitation with respect to the assessment or collection of any Taxes.

             (b) For purposes of this Agreement, the terms "Tax" or "Taxes" mean all taxes, charges, levies or other like assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, capital, payroll, employment, excise, stamp, property or other taxes, together with any interest and any penalties, additions to tax or additional amounts imposed by any federal, state, local or foreign governmental authority.

         SECTION 2.10. Company Employee Plans. (a) Except as Previously Disclosed, there is no, and has not been for the five-year period preceding the Closing Date any, "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which (x) is or was subject to any provision of ERISA, and (y) is or was maintained, administered or contributed to by the Company or any ERISA Affiliate (as defined below) thereof that covers any employee or former employee of the Company or any ERISA Affiliate thereof or under which the Company or any such ERISA Affiliate has any material liability, which has not, as of the date hereof, been Previously Disclosed and a copy thereof delivered to NHTC. Such plans are hereinafter referred to collectively as the "Company Employee Plans"; and for purposes of this Agreement, "ERISA Affiliate" means, of any person or entity, any other person or entity which is a member of a controlled group of corporations with such person (within the meaning of Section 414(b), 414(c) or 414(m) of the Code).

             (b)  Except  as  Previously   Disclosed,   there  are  no  material
liabilities relating to any Company Employee Plan. Prior to the date hereof there has been no amendment

CUSIP No. 63888P-10-9                Exhibit B               Page 32 of 91 Pages
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to,  written  interpretation  or  announcement  (whether or not  written) by the
Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Company Employee Plan which would increase the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the fiscal quarter ended on December 31, 1996. Each Company Employee Plan is and has been since inception in compliance in all material respects with the applicable provisions of ERISA and the applicable provisions of the Code. All contributions required to be made to each Company Employee Plan have been timely made. Each Company Employee Plan intended to be qualified under Section 401 of the Code (if any) is so qualified and has received a favorable determination letter from the U.S. Internal Revenue Service ("IRS"). No Company Employee Plan is or was a "defined benefit plan", as defined in Section 3(35) of ERISA, or a "multiemployer plan", as defined in Section 3(37)(A) of ERISA. There are no pending or threatened investigations, audits, examinations or inquiries by any governmental authority involving any Company Employee Plan, no threatened or pending claims (except for claims for benefits payable in the ordinary course), suits or proceedings against any Company Employee Plan or asserting any rights or claims to benefits under any Company Employee Plan which could give rise to any liability, nor are there any facts which could give rise to any liability in the event of any such investigation, audit, examination, inquiry, claim, suit or proceeding.

         SECTION 2.11. Company Environmental Compliance. (a) Except where such events or circumstances could not reasonably be expected to have a Company Material Adverse Effect: (i) the respective properties and operations of the Company and its Subsidiaries are in compliance with all applicable Laws and Permits regulating, relating to or imposing liability or standards of conduct relating to environmental matters or the protection of human health or the environment ("Environmental Laws"); (ii) neither the Company nor any Subsidiary thereof has received any citation, summons, order, complaint, penalty, investigation or review, or request for information or other action, by any governmental authority or private party with respect to any: (x) alleged violation by the Company or any Subsidiary thereof of any Environmental Laws,
(y) alleged failure by the Company or any Subsidiary thereof to have any Permit under any Environmental Laws, or (z) use, possession, generation, treatment, storage, recycling, transportation or disposal (collectively "Management") or "release" (as defined in the Comprehensive Environmental Response, Compensation and Liability of Act of 1980, as amended ("CERCLA")) of any Hazardous Material (as hereinafter defined) by or on behalf of the Company or any Subsidiary thereof; and (iii) no Hazardous Material Managed by or on behalf of the Company or any Subsidiary thereof has been "released" on any property of the Company or any Subsidiary thereof, or has come to be located at any site (including any property of the Company or any Subsidiary thereof) which is listed or proposed for listing on the National Priority List under CERCLA, the federal Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims for investigation, clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

             (b) For purposes of this Agreement, the term "Hazardous Material" means and includes any hazardous or toxic or polluting substance or waste, including petroleum products and radioactive materials.

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CUSIP No. 63888P-10-9                Exhibit B               Page 33 of 91 Pages
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         SECTION 2.12. Finder's Fees. Except as Previously  Disclosed,  there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company, any Subsidiary of the Company or any Company Stockholder who may be entitled to any fee or commission from NHTC or any of its affiliates upon consummation of, or otherwise in connection with, the Transactions.

         SECTION 2.13. Absence of Certain Changes. Since the Company Base Date, except as Previously Disclosed or as consented to in writing by NHTC: (A) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and/or otherwise consistent with recent past practice; (B) there has been no material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company or any Company Stockholder to perform their respective obligations under this Agreement and to consummate the Transactions; and (C) without intending to limit the generality of the foregoing, neither the Company nor any Subsidiary thereof has:

                  (i)   amended   its   certificate   or  articles  of
         incorporation or by-laws;

                  (ii) made or agreed to make any increase in the compensation payable to any officer, director, employee, consultant, agent or representative, or paid or agreed to pay any bonus or extraordinary compensation to any such person;

                  (iii) entered into or completed any transaction or Company Contract, or amended or terminated any transaction or Company Contract, except: (1) Bridge Notes and Company Warrants, substantially similar to those in existence at the date hereof, issued to new investors in the Company, and (2) transactions and agreements entered into in the ordinary course of business and/or otherwise consistent with recent past practice;

                  (iv) cancelled or waived any claim or right of substantial value;

                  (v) increased (or experienced any adverse change in any assumption underlying any method of calculating) bad debts, contingencies or other reserves from that reflected in the Company Financial Statements;

                  (vi) sold, assigned, transferred, licensed or otherwise disposed of, encumbered, permitted to lapse, or suffered any Lien (other than Permitted Liens) on or with respect to, any of its properties or assets, except in the ordinary course of business or otherwise pursuant to Company Contracts Previously Disclosed;

                  (vii) issued or sold any debt securities (other than Bridge Notes, substantially similar to those in existence at the date hereof), or granted any rights calling for the issuance or sale of any debt securities (including without limitation options, warrants, convertible or exchangeable securities or similar rights) (other than Bridge Warrants and Bridge Notes, substantially similar to those in existence at the date hereof);

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CUSIP No. 63888P-10-9                Exhibit B               Page 34 of 91 Pages
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                  (viii)  created  or  otherwise  become  liable  with
         respect to any indebtedness for borrowed money (except Bridge
         Notes and for money borrowed from NHTC) or the purchase of property, plant or equipment;

                  (ix) guaranteed, indemnified or otherwise became liable for the obligations or liabilities of another person or entity (other than a Subsidiary); or

                  (x) agreed or committed, whether or not in writing, to do any of the foregoing.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF NHTC

         NHTC hereby represents and warrants to the Company and the Company Stockholders that, except as previously disclosed in the SEC Filings (as defined in Section 3.12) or otherwise in writing to the Company (in this Article III (and Section 6.02(a)), "Previously Disclosed"):

         SECTION 3.01. Organization and Existence. (a) NHTC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. Each Subsidiary of NHTC, the identities of which has been Previously Disclosed, is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of NHTC and its Subsidiaries has the full corporate power and authority to own and lease their respective properties and assets and to carry on their respective businesses as and where such properties and assets are now owned and/or operated and such businesses are now conducted. NHTC has heretofore made available to the Company true, correct and complete copies of the respective certificates or articles of incorporation and by-laws (or equivalent governing instruments), each as amended to the date hereof, of NHTC. Each of NHTC and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned and/or operated by it or the nature of the business now conducted by it requires it to be so licensed or qualified and in which failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of NHTC and its Subsidiaries, taken as a whole, or on the ability of NHTC to perform its obligations under this Agreement and/or to consummate the Transactions (an "NHTC Material Adverse Effect").

             (b) NHTC does not own, directly or indirectly, any equity or proprietary interests or securities of any entity or enterprise organized under the laws of the United States, any state thereof, the District of Columbia or any other domestic or foreign jurisdiction, other than Subsidiaries thereof Previously Disclosed.

         SECTION 3.02. Consents, Authorizations and Conflicts. (a) Neither the execution and delivery by NHTC, the Registration Rights Agreement or any of the other agreements, instruments, certificates or other documents executed and delivered (or to be executed and delivered) by NHTC in connection with this Agreement and/or any of the Transactions

CUSIP No. 63888P-10-9                Exhibit B               Page 35 of 91 Pages
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(collectively,  the "NHTC Documents"), nor the consummation of the Transactions, nor the performance by NHTC of its other obligations thereunder, require any Consent or any Notice applicable to NHTC (as opposed to any Company Party) (including without limitation such Consents and Notices as may be necessary or appropriate in order to preserve for (x) the educational/vocational operations and facilities of NHTC and its Subsidiaries (the "NHTC Educational Facilities") their accredited status, and (y) students of the NHTC Educational Facilities, as such, access to the financial aid programs to which they currently have access, at substantially current levels) except for such Consents and Notices: (i) that have been duly obtained (in the case of Consents) or given (in the case of Notices) and are unconditional and in full force and effect, or (ii) of which the failure to obtain (in the case of Consents) or give (in the case of Notices) could not reasonably be expected to have an NHTC Material Adverse Effect.

             (b) This Agreement and each other NHTC Document has been (or prior to the Closing will be) duly authorized, executed and delivered by NHTC and constitute the legal, valid and binding obligations of NHTC enforceable against NHTC in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights. The execution and delivery by NHTC of the NHTC Documents, the performance by NHTC of its respective obligations thereunder, and the consummation of the Transactions, do not and will not contravene, conflict or be inconsistent with, result in a breach of, constitute a violation of or default under, or require or result in any right of acceleration or to create or impose any Lien under: (i) NHTC's certificate or articles of incorporation or by-laws, or (ii) except where such contravention, conflict, inconsistency, breach, violation, default, right or imposition could not reasonably be expected to have an NHTC Material Adverse Effect, and assuming satisfaction of the matters referred to in Section 3.02(a): (x) any Laws applicable or relating to NHTC or any of the businesses or assets of NHTC or any Subsidiary thereof, or (y) any NHTC Permit (as defined in Section 3.07) or NHTC Contract (as defined in Section 3.08).

         SECTION 3.03. NHTC Financial Statements. (a) The books of account and other financial and accounting records of NHTC and its Subsidiaries are, and during the respective periods covered by the NHTC Financial Statements (as hereinafter defined) were, correct and complete in all material respects, fairly and accurately reflect or reflected their respective income, expenses, assets and liabilities, including the nature thereof and the transactions giving rise thereto, and provide or provided a fair and accurate basis for the preparation of the NHTC Financial Statements. Such books of account and records have been maintained in accordance with the Exchange Act and all applicable rules and regulations of: (i) the U.S. Securities and Exchange Commission ("SEC"), (ii) the U.S. Department of Education ("USDOE"), (iii) the Florida Department of Education and its State Board of Independent Postsecondary, Vocational, Technical, Trade and Business Schools (the "Florida State Board"), and (iv) all applicable accreditation bodies who have presently accredited any of the NHTC Educational Facilities. Prior to the date hereof NHTC has delivered to the Company the audited and unaudited financial statements of NHTC appearing in the SEC Filings (the "NHTC Financial Statements"). The NHTC Financial Statements include the consolidated balance sheet of NHTC as of September 30, 1996 (the
"NHTC Base Date"). The NHTC Financial Statements have been prepared in conformity with GAAP, consistently applied, are

CUSIP No. 63888P-10-9                Exhibit B               Page 36 of 91 Pages
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correct  and  complete  in  all  material  respects,   and  fairly  present  the
consolidated financial position of NHTC as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods covered thereby.

             (b) As of the Restatement Date, neither NHTC nor its Subsidiaries has any indebtedness, liabilities or obligations (absolute, contingent or otherwise) other than those: (i) set forth or reserved against in the most recent of the NHTC Financial Statements, (ii) incurred since the NHTC Base Date in the ordinary course of its business or otherwise consistent with recent past practice that are, individually and in the aggregate, of an immaterial nature and amount, (iii) arising under Laws, NHTC Permits and/or NHTC Contracts, and
(iv) which could not reasonably be expected to have an NHTC Material Adverse Effect.

         SECTION 3.04. NHTC Capitalization. (a) The authorized capital stock of NHTC consists of: (i) 40,000,000 shares of NHTC Common Stock, of which (A) 12,811,261 shares are issued and outstanding, (B) 666,666 shares are reserved for issuance under outstanding options granted under the NHTC Plan prior to the date hereof, (C) an aggregate of 5,723,344 shares are reserved for issuance under Class A Warrants and Class B Warrants (collectively, "NHTC Warrants") issued prior to the date hereof, and (D) 5,800,000 are reserved for issuance as the Firm Shares; and (ii) 2,200 shares of Series A Preferred Stock, par value $.001 per share, and 1,497,800 shares of undesignated Preferred Stock, par value $.001 per share, none of which are issued or outstanding. All of the shares described in the foregoing clause (i)(A) have been, and all of the Firm Shares, Contingent Shares and shares of NHTC Common Stock to be issued in lieu of the shares of Company Common Stock issuable pursuant to Section 1.04(b) of the Fruitseng Acquisition Agreement (as such provision has been modified and amended under Section 9.02(a) hereof) will (upon the issuance and delivery of certificates therefor) be, duly authorized, validly issued, fully paid and nonassessable, and no personal liability attaches to, or will attach to, the ownership thereof. Except as Previously Disclosed or hereinabove described, there are no issued, outstanding or existing: (1) preemptive or similar rights with respect to the issuance or sale of any capital stock of NHTC; (2) securities convertible into or exchangeable for any shares of capital stock of NHTC or any Subsidiary thereof; (3) options, warrants or other rights to purchase or subscribe for any shares of capital stock of NHTC or for securities convertible into or exchangeable for any shares of capital stock of the NHTC or any Subsidiary thereof; or (4) agreements or commitments of any kind or description relating to the issuance or purchase of any shares of capital stock of NHTC or any Subsidiary thereof, any such convertible or exchangeable securities or any such options, warrants or other rights.

             (b) NHTC or one or more of its Subsidiaries is the record and beneficial owner of all of the outstanding capital stock of each Subsidiary of NHTC, free and clear of all Liens (other than Permitted Liens).

         SECTION 3.05. NHTC Properties; Liens. Each of NHTC and each of its Subsidiaries has good and marketable title to its interests in its properties and assets (real, personal or mixed, tangible or intangible), free and clear of all Liens (other than Permitted Liens).

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CUSIP No. 63888P-10-9                Exhibit B               Page 37 of 91 Pages
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         SECTION 3.06.  NHTC  Insurance.  NHTC has  heretofore  delivered to the
Company a true, correct and complete list of all insurance policies and fidelity
bonds  covering  the  assets,  business,  equipment,   properties,   operations,
employees, officers and directors of NHTC and its Subsidiaries. There are no material claims pending under any such policies or material disputes with underwriters, and all premiums due and payable have been paid. There are no pending or threatened terminations with respect to any such policies, and NHTC and its Subsidiaries are in compliance in all material respects with all conditions contained therein. All such policies are in full force and effect.

         SECTION 3.07. NHTC Litigation and Compliance. (a) Except as Previously Disclosed or (in the case of the following clauses (iii) and (v) only) where such events or circumstances could not reasonably be expected to have an NHTC Material Adverse Effect: (i) there are no governmental authority or private party actions, suits, claims, proceedings or investigations pending or threatened against NHTC, any Subsidiary of NHTC or any principal stockholder thereof: (x) relating to either NHTC, any Subsidiary of NHTC or any properties or assets now or previously owned, leased or operated by NHTC or any Subsidiary of NHTC, (y) which questions or challenges the validity of this Agreement or any other NHTC Document or any action taken or to be taken by NHTC pursuant thereto, or (z) which questions or challenges NHTC's or any of its Subsidiary's right, title or interest in or to any of its properties or assets; (ii) neither NHTC nor any Subsidiary of NHTC is the subject of any judgment, order or decree of any governmental authority, court or arbitrator; (iii) NHTC and each of its Subsidiaries is in compliance with all Laws applicable or relating to its business, properties or assets; (iv) neither NHTC nor any of its Subsidiaries has engaged in any unfair trade practice, committed any commercial or other fraud, paid or provided any kickbacks, bribes or other gratuitous goods or services in order to solicit, secure or maintain any business or commercial relationship, or committed any act or omission actionable under RICO or any similar state Laws, or under the federal Foreign Corrupt Practices Act or any similar state Laws, nor has any principal stockholder or any other person or entity engaged in or committed any such acts or omissions or made any such payments in order to benefit, directly or indirectly, NHTC, any Subsidiary or the prospects thereof; and (v) NHTC and each Subsidiary thereof has obtained all Permits to own and/or operate the respective businesses, properties, assets and operations of NHTC and its Subsidiaries (including without limitation such Permits as may be necessary or appropriate in order afford to students of the NHTC Educational Facilities, as such, access to the financial aid programs described in the SEC Filings, at substantially current levels) ("NHTC Permits"). All NHTC Permits are valid and in full force and effect, and there exists no default or violation by the NHTC under any NHTC Permit which could reasonably be expected to have an NHTC Material Adverse Effect. No event, act or omission has occurred which has resulted, or (with or without notice, the passage of time or both) could reasonably be expected to result, in the revocation or non-renewal of any NHTC Permit the revocation or non-renewal of which could reasonably be expected to have an NHTC Material Adverse Effect.

         SECTION 3.08. NHTC Contracts. (a) In this Agreement, the term "NHTC Contract" means any Contract to which NHTC or any Subsidiary of NHTC is a party or by which any of their properties or assets are subject or bound.

             (b) NHTC has Previously Disclosed all NHTC Contracts (other than routine purchase or supply orders, those for routine services provided to NHTC or a Subsidiary

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CUSIP No. 63888P-10-9                Exhibit B               Page 38 of 91 Pages
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thereof,  and those  terminable at will or upon 60 days' or less notice  without the payment of any penalty, bonus, severance payment or additional compensation) existing on the date hereof, and provided to the Company true, complete and correct copies of all such NHTC Contracts requested to be reviewed thereby. Except where such event or circumstance could not reasonably be expected to have an NHTC Material Adverse Effect: (i) all NHTC Contracts are in full force and effect in accordance with the written terms thereof, and there are no outstanding defaults by NHTC, any Subsidiary thereof or any other party under any NHTC Contract, (ii) no event, act or omission has occurred which has resulted, or (with or without notice, the passage of time or both) could reasonably be expected to result, in a default under any NHTC Contract, and
(iii) no other party to any NHTC Contract has asserted the right, and no such party has any right, to renegotiate or modify the terms or conditions of any NHTC Contract.

         SECTION 3.09. NHTC Taxes. NHTC and each Subsidiary thereof have filed all Tax returns required to be filed by them, which returns are complete and correct in all material respects, and neither NHTC nor any Subsidiary is in default in the payment of any Taxes which were payable pursuant to said returns, except where the failure to so file or such default could not reasonably be expected to have an NHTC Material Adverse Effect. Neither NHTC nor any Subsidiary thereof has, for the five-year period preceding the Closing Date, been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code. As of December 31, 1996, the Company and each of its Subsidiaries has paid or accrued on its books and records all liability for Taxes with respect to all periods or portions thereof ending on or before such date. For the period January 1, 1997 through the Closing Date, neither NHTC nor any Subsidiary thereof has incurred any liability for Taxes other than Taxes arising in the ordinary course of business with respect to such period. Neither NHTC Company nor any Subsidiary thereof: (i) is under audit, examination or review by any taxing authority nor has any such audit, examination or review been threatened; (ii) has received notice of any proposed or actual assessment or deficiency with respect to Taxes; (iii) has extended the statute of limitation with respect to the assessment or collection of any Taxes.

         SECTION 3.10. NHTC Employee Plans. (a) Except as Previously Disclosed, there is no, and has not been for the five-year period preceding the Closing Date any, "employee benefit plan" (as defined in Section 3(3) of ERISA) which
(x) is or was subject to any provision of ERISA, and (y) is or was maintained, administered or contributed to by NHTC or any ERISA Affiliate thereof that covers any employee or former employee of NHTC or any ERISA Affiliate thereof or under which NHTC or any such ERISA Affiliate has any material liability, which has not, as of the date hereof, been Previously Disclosed and a copy thereof delivered to the Company. Such plans are hereinafter referred to collectively as the "NHTC Employee Plans".

             (b) Except as Previously Disclosed, there are no material liabilities relating to any NHTC Employee Plan. Prior to the date hereof there has been no amendment to, written interpretation or announcement (whether or not written) by NHTC or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any NHTC Employee Plan which would increase the expense of maintaining such NHTC Employee Plan above the level of the expense incurred in respect thereof for the fiscal quarter and fiscal year ended on December 31, 1996. Each NHTC Employee Plan is and has been since inception in compliance in all material respects with the applicable

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CUSIP No. 63888P-10-9                Exhibit B               Page 39 of 91 Pages
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provisions of ERISA and the applicable provisions of the Code. All contributions required to be made to each NHTC Employee Plan have been timely made. Each NHTC Employee Plan intended to be qualified under Section 401 of the Code (if any) is so qualified and has received a favorable determination letter from the IRS. No NHTC Employee Plan is or was a "defined benefit plan", as defined in Section 3(35) of ERISA, or a "multiemployer plan", as defined in Section 3(37)(A) of ERISA. There are no pending or threatened investigations, audits, examinations or inquiries by any governmental authority involving any NHTC Employee Plan, no threatened or pending claims (except for claims for benefits payable in the ordinary course), suits or proceedings against any NHTC Employee Plan or asserting any rights or claims to benefits under any NHTC Employee Plan which could reasonably be expected to give rise to any liability, nor are there any facts which could give rise to any liability in the event of any such investigation, audit, examination, inquiry, claim, suit or proceeding.

         SECTION 3.11. NHTC Environmental Compliance. Except where such events or circumstances could not reasonably be expected to have an NHTC Material Adverse Effect: (i) the respective properties and operations of NHTC and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) neither NHTC nor any Subsidiary thereof has received any citation, summons, order, complaint, penalty, investigation or review, or request for information or other action, by any governmental authority or private party with respect to any: (x) alleged violation by NHTC or any Subsidiary thereof of any Environmental Laws, (y) alleged failure by NHTC or any Subsidiary thereof to have any Permit under any Environmental Laws, or (z) Management or "release" (as defined in CERCLA) of any Hazardous Material by or on behalf of NHTC or any Subsidiary thereof; and (iii) no Hazardous Material Managed by or on behalf of NHTC or any Subsidiary thereof has been released on any property of NHTC or any Subsidiary thereof, or has come to be located at any site (including any property of NHTC or any Subsidiary thereof) which is listed or proposed for listing on the National Priority List under CERCLA, CERCLIS or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims for investigation, clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

         SECTION 3.12. SEC Filings. NHTC has previously delivered to the Company true, correct and complete copies of the following documents filed with the SEC (collectively, the "SEC Filings"): (i) NHTC's annual reports on Form 10-K for its fiscal years ended December 31, 1995 and December 31, 1996, (ii) NHTC's quarterly reports on Form 10-Q for its fiscal quarter ended March 31, 1996, June 30, 1996, September 30, 1996, and March 31, 1997, (iii) NHTC's proxy or information statements relating to meetings of, or actions taken without a meeting by the stockholders of NHTC held since January 1, 1996, (iv) NHTC's registration statement on Form S-3 dated June 11, 1997, and (v) all of its other reports, registration statements (including under the Securities Act of 1933, as amended (the "Securities Act")) and other filings (including amendments) filed by NHTC with the SEC since January 1, 1996. Each SEC Filing filed under the Exchange Act contains the disclosures required to be made therein under the Exchange Act and, as of the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each SEC Filing filed under the Securities Act contains the disclosures required to be made therein under the

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Securities Act and, as of the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 3.13. Finder's Fees. Except as Previously Disclosed, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, NHTC, any Subsidiary of NHTC or principal stockholder of NHTC who may be entitled to any fee or commission from any of the Company Parties or any of their respective affiliates upon consummation of, or otherwise in connection with, the Transactions.

         SECTION 3.14. Absence of Certain Changes. Since the NHTC Base Date, except as Previously Disclosed or as consented to by the Company: (A) NHTC and its Subsidiaries have conducted their respective businesses only in the ordinary course and/or otherwise consistent with recent past practice; (B) there has been no material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of NHTC and its Subsidiaries, taken as a whole, or on the ability of NHTC to perform their respective obligations under this Agreement and to consummate the Transactions; and (C) without intending to limit the generality of the foregoing, neither NHTC, nor any Subsidiary of NHTC has:

                  (i)   amended   its   certificate   or  articles  of
         incorporation or by-laws;

                  (ii) made or agreed to make any increase in the compensation payable to any officer, director, employee, consultant, agent or representative, or paid or agreed to pay any bonus or extraordinary compensation to any such person;

                  (iii) entered into or completed any transaction or NHTC Contract, or amended or terminated any transaction or NHTC Contract, except: (1) the offer and issuance of shares of NHTC Common Stock in an offering exempt from the registration requirements of the Securities Act under Regulation S (the "Reg. S Offering"), and (2) transactions and agreements entered into in the ordinary course of business and/or are consistent with recent past practice;

                  (iv) cancelled or waived any claim or right of substantial value;

                  (v) increased (or experienced any adverse change in any assumption underlying any method of calculating) bad debts, contingencies or other reserves from that reflected in the NHTC Financial Statements;

                  (vi) sold, assigned, transferred, licensed or otherwise disposed of, encumbered, permitted to lapse, or suffered any Lien (other than Permitted Liens) on or with respect to, any of its properties or assets, except in the ordinary course of business or otherwise pursuant to NHTC Contracts Previously Disclosed;

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CUSIP No. 63888P-10-9                Exhibit B               Page 41 of 91 Pages
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                  (vii)  declared,  paid or set aside for  payment any
         dividend or other distribution (whether in cash, securities or other property) in respect of any of its capital stock;

                  (viii) issued or sold any shares of its capital stock (other than NHTC Common Stock pursuant to the Reg. S Offering) or debt securities, or granted any rights calling for the issuance or sale of any of the foregoing (including without limitation options, warrants, convertible or exchangeable securities or similar rights);

                  (ix)  purchased,   redeemed  or  otherwise  acquired
         (whether or not for value) any shares of its capital stock;

                  (x) created or otherwise became liable with respect to any indebtedness for borrowed money or the purchase of property, plant or equipment;

                  (xi) guaranteed, indemnified or otherwise become liable for the obligations or liabilities of another person or entity; or

                  (xii)  agreed  or  committed,   whether  or  not  in
         writing, to do any of the foregoing.


                                   ARTICLE IV
                      OTHER REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Nature of Transaction. NHTC acknowledges that the Main Transaction is an acquisition of a business in its entirety as a going concern to be directed and operated by NHTC, and not an investment in, or a purchase and sale of, securities under the Securities Act, Exchange Act or the securities or Blue Sky laws of any state ("Blue Sky Laws"). Nevertheless (and without intending to create any implication that the Main Transaction is an investment in, or a purchase and sale of, securities under the Securities Act, Exchange Act or any Blue Sky Laws), NHTC hereby acknowledges its understanding that the Company Shares are not registered under the Securities Act, or registered or qualified under any Blue Sky Laws, on the grounds that the offering, sale, issuance and delivery thereof are exempt from the registration and/or qualification requirements thereof, and that the Company Stockholder's reliance on such exemption is predicated in part on the following representations, warranties, covenants, agreements and acknowledgments of NHTC. NHTC hereby represents and warrants to and covenants and agrees with the Company Stockholders that NHTC: (1) has been furnished with all information which NHTC deems necessary to evaluate the merits and risks of the acquisition of the Company Shares; (2) has had the opportunity to ask questions and receive answers concerning the information received about the Company Shares and Company; (3) has been given the opportunity to obtain any additional information NHTC deems necessary to verify the accuracy of any information obtained concerning the Company Shares and Company; (4) (i) meets the requirements of at least one of the suitability standards for an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act), and (ii) by reason of its business and

CUSIP No. 63888P-10-9                Exhibit B               Page 42 of 91 Pages
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financial  experience,  and the  business  and  financial  experience  of  those persons, if any, retained by NHTC to advise it with respect to its investment in the Company, NHTC, together with such advisors (if any), has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Company Shares; (5) is acquiring the Company Shares for NHTC's own account for strategic business purposes and with no present intention of offering, selling or distributing of all or any part of the Company Transaction Shares (or any interest therein); (6) received the offer to invest in the Company Shares on a personal contact basis and not by means of any general solicitation or general advertising; (7) understands that: (i) the Company Shares have not been registered or qualified under the Securities Act or any Blue Sky Laws and cannot be resold unless the Company Shares are subsequently so registered and qualified or an exemption from such registration and qualification is available, and (ii) neither the Company, any Company Stockholder nor any other person is obligated to effect such registration or qualification; (8) will not offer, sell, transfer, distribute or otherwise dispose of the Company Shares except in compliance with the Securities Act and all applicable Blue Sky Laws; (9) has
adequate   means  of  providing  for  NHTC's   current  needs  and   foreseeable
contingencies and has no need for its investment in the Company Shares to be liquid; (10) is able to bear the economic risk of the investment in the Company Shares indefinitely; and (11) is currently able to afford the complete loss of such investment.

         SECTION 4.02. Acquisition for Investment. Each Company Stockholder hereby acknowledges its understanding that the NHTC Shares to be acquired by it in the Main Transaction ("its NHTC Shares") are not registered under the Securities Act, or registered or qualified under any Blue Sky Laws, on the grounds that the offering, sale, issuance and delivery thereof are exempt from the registration and/or qualification requirements thereof, and that NHTC's reliance on such exemption is predicated in part on the following representations, warranties, covenants, agreements and acknowledgments of such Company Stockholder. Each Company Stockholder hereby represents and warrants to and covenants and agrees with NHTC that such Company Stockholder: (1) has been furnished with all information which such Company Stockholder deems necessary to evaluate the merits and risks of the acquisition of its NHTC Shares; (2) has had the opportunity to ask questions and receive answers concerning the information received about its NHTC Shares and NHTC; (3) has been given the opportunity to obtain any additional information such Company Stockholder deems necessary to verify the accuracy of any information obtained concerning its NHTC Shares and NHTC; (4) (i) meets the requirements of at least one of the suitability standards for an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act), (ii) is not a "U.S. person" (as that term is defined in Regulation S under the Securities Act) and the offer of its NHTC Shares was not made to such Company Stockholder in the United States and at the time the buy order for its NHTC Shares originated such Company Stockholder was outside the United States, and/or (iii) by reason of such Company Stockholder's business and financial experience, and the business and financial experience of those persons, if any, retained by such Company Stockholder to advise such Company Stockholder with respect to such Company Stockholder's investment in its NHTC Shares, such Company Stockholder, together with such advisors (if any), has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in its NHTC Shares; (5) is acquiring its NHTC Shares for such Company Stockholder's own account for

CUSIP No. 63888P-10-9                Exhibit B               Page 43 of 91 Pages
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investment  purposes  and with no  present  intention  of  offering,  selling or distributing  of all or any part of its NHTC Shares (or any  interest  therein);
(6) received the offer to invest in its NHTC Shares on a personal contact basis and not by means of any general solicitation or general advertising; (7) understands that: (i) its NHTC Shares have not been registered or qualified under the Securities Act or any Blue Sky Laws and cannot be resold unless its NHTC Shares are subsequently so registered and qualified or an exemption from such registration and qualification is available, and (ii) neither NHTC nor any other person is obligated to effect such registration or qualification (except to the extent provided in the Registration Rights Agreement); (8) will not offer, sell, transfer, distribute or otherwise dispose of its NHTC Shares except in compliance with the Securities Act and all applicable Blue Sky Laws; (9) has adequate means of providing for such Company Stockholder's current needs and foreseeable contingencies and has no need for such Company Stockholder's investment in its NHTC Shares to be liquid; (10) is able to bear the economic risk of the investment in its NHTC Shares indefinitely; (11) is currently able to afford the complete loss of such investment; (12) consents to the placing of a legend on the certificate(s) representing its NHTC Shares stating that such securities have not been registered under the Securities Act and setting forth the restrictions on transfer contemplated hereby and to the placing of a stop transfer order on the books of NHTC (and any transfer agent thereof) against its NHTC Shares until the same may be legally resold or distributed; and (13) is
acquiring  its  NHTC  Shares  in  a   transaction   intended  to  qualify  as  a
reorganization under the provisions of Section 368(a)(1)(B) of the Code and that as of the Closing such Company Stockholder has no plan or intention to sell,
exchange   or   otherwise   dispose  of  its  NHTC   Shares   received  in  such
reorganization.

         SECTION 4.03. Tax Treatment of Transactions. (a) NHTC and the Company intend that the Main Transaction and the other Transactions (the "Reorganization") will qualify as a reorganization under the provisions of
Section 368(a)(1)(B) of the Code). As of the Closing, NHTC: (i) has no plan or intention to liquidate the Company, to merge the Company with or into another corporation, to sell or otherwise dispose of the stock of the Company or to cause the Company to sell or otherwise dispose of any of its assets except in the ordinary course of its trade or business; (ii) has no plan or intention to cause the Company to issue additional shares of its stock that would result in NHTC losing control of the Company within the meaning of Section 368(c) of the Code, (iii) has no plan or intention to discontinue the historic business of the Company and (iv) has no plan or intention to reacquire any of its stock issued in the Reorganization.

             (b) Following the Closing, NHTC shall take no action, and shall not permit the Company to take any action, which would cause the Reorganization to fail to qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Code.

             (c) Following the Closing, if NHTC has acquired at least 90% but less than 100% of the Company Common Stock, it will take, and/or cause the Company to take such actions as the Attorneys reasonably request in order for either NHTC, the Company or an Affiliate of either to acquire the Company Shares not owned by NHTC in a manner that will preserve the Reorganization as a reorganization qualified under the provisions of Section 368 (a)(1)(B) of the Code; provided, however that NHTC shall not be obligated to:

CUSIP No. 63888P-10-9                Exhibit B               Page 44 of 91 Pages
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         (i) pay any consideration  greater than or different from the number of Firm Shares or Contingent Shares which NHTC would have paid, or

         (ii) to incur or assume any liabilities or obligations greater than or different from those which NHTC would have incurred or assumed,

in relation to the Company Shares in question had they been acquired pursuant to this Agreement.

         SECTION 4.04. No Other Representations and Warranties. Each party hereto acknowledges and agrees that no other party hereto has made to any other party hereto (or to any other person or entity) any representation or warranty with respect to this Agreement and/or any of the Transactions other than those expressly set forth in Article II, III or IV hereof or in any other Company Party Document or NHTC Document (as the case may be).

         SECTION 4.05. Release. Each Company Stockholder hereby irrevocably releases and forever discharges NHTC, its directors, officers, employees and agents from any Losses, as defined in Section 8.03, whether or not previously incurred or hereafter arising out of or in any way related to, directly or indirectly, the sale of the Company's securities to such Company Stockholder.

                                    ARTICLE V
                    CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

         SECTION 5.01. Access to Records and Properties. (a) The Company shall give NHTC and its counsel, accountants and lenders and the respective officers, directors, employees, agents and representatives thereof, such access (during normal business hours) to, and opportunity to examine, the books, records, files, documents, properties and assets of the Company and its Subsidiaries, and cause the officers, directors, employees, consultants, agents, representatives, counsel and accountants of the Company and its Subsidiaries to furnish such financial and operating data and other information with respect to the Company and its Subsidiaries, in each case, as NHTC shall from time to time reasonably request. NHTC shall give the Company and the Company's counsel, accountants and lenders, and the respective officers, directors, employees, consultants, agents and representatives thereof, such access (during normal business hours) to, and opportunity to examine, the books, records, files, documents, properties and assets of, NHTC and its Subsidiaries, and cause the officers, directors, employees, agents, representatives, counsel and accountants of NHTC and its Subsidiaries to furnish such financial and operating data and other information with respect to the NHTC and its Subsidiaries, in each case, as the Company shall from time to time reasonably request. Any investigation pursuant to this
Section 5.01 shall be conducted in such manner as not to interfere unreasonably with the ordinary course of the business, operations or other activities of the parties hereto or with the confidentiality respecting the transactions contemplated by this Agreement.

             (b) In the event the Closing shall not occur: (i) the Company and its counsel, accountants and lenders, and the respective officers, directors, employees, agents and representatives thereof, shall return all documents and materials that are non-public,

CUSIP No. 63888P-10-9                Exhibit B               Page 45 of 91 Pages
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confidential  and/or proprietary to NHTC which have been furnished in connection herewith; and (ii) NHTC and its counsel, accountants and lenders, and the respective officers, directors, employees, agents and representatives thereof, shall return all documents and materials that are non-public, confidential and/or proprietary to the Company which have been furnished in connection herewith. However, nothing contained in this Section 5.01 shall prohibit the Company, NHTC or any such other person or entity from (subject to the penultimate sentence of Section 5.03 and to Section 9.03) supplying or filing such documents, materials or other information with such federal, state, local or foreign government, agency or authority which any party hereto deems necessary or appropriate in connection with the matters contemplated by Section 5.03.

         SECTION 5.02. Operation of the Company and NHTC. From the date hereof to the Closing Date, or except to the extent that NHTC shall otherwise consent in writing, the Company shall operate its and its Subsidiaries' businesses as presently operated and only in such a manner as would be the ordinary course of business and/or consistent with recent past practice. Without limiting the generality of the foregoing, the Company and NHTC shall (and shall cause each of its Subsidiaries to): (i) not be in default or violation under any Laws applicable to its business, operations, property or assets; (ii) (in the case of NHTC and its Subsidiaries only) not merge or consolidate with any other entity, acquire any other business or entity, or agree to do any of the foregoing; (iii) maintain its properties and assets in good operating condition, order and repair (ordinary wear and tear excepted), and notify the other such parties (or, in the case of the Company Stockholders, one or more of the Attorneys) of any significant loss of, damage to or destruction of any such properties or assets;
(iv) use its reasonable best efforts to preserve its present employees, reputation and business relationships with persons and entities having business dealings with it; (v) use its reasonable best efforts to preserve its present rights, privileges and franchises; and (vi) refrain from taking any action, or fail to act in such a way, that would render any of its representations and warranties contained in Article II (including without limitation Section 2.13) (in the case of the Company) or Article III (including without limitation
Section 3.14) (in the case of NHTC) inaccurate at and as of the Closing Date, and shall promptly advise the other such parties of any such event or circumstance and of any other breach of any representation, warranty, covenant, condition or obligation of such party hereunder.

         SECTION 5.03. Consents and Notices. Promptly after the date hereof, the Company and NHTC hereto shall use their respective reasonable best efforts to obtain all Consents and give all Notices which may be necessary or appropriate in order to consummate the Main Transaction and the other Transactions (including without limitation such Consents and Notices as may be necessary or appropriate to obtain from the USDOE or Florida State Board), and to continue in effect, and to assure that the Company, NHTC and their respective Subsidiaries shall to be entitled to have and enjoy, all of the benefits of the Company Contracts, Company Permits and the properties and assets of the Company and the NHTC Contracts and NHTC Permits after the Closing Date (including preserving for
(x) the NHTC Educational Facilities their accredited status, and (y) students of the NHTC Educational Facilities, as such, access to the financial aid programs to which they currently have access, at substantially current levels). The parties hereto shall not (x) submit or file any documents, materials or information to or with, or take any other action before or at the request of, any governmental authority in respect of any Laws, NHTC Permit or Company Permit, or (y) take any other action with respect

CUSIP No. 63888P-10-9                Exhibit B               Page 46 of 91 Pages
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to,  or which  may  affect  NHTC's,  the  Company's  or any of their  respective
Subsidiaries' rights under, any NHTC Contract or Company Contract or NHTC Permit or Company Permit without (in each case) first consulting with (in the case of the Company or any Company Stockholder) counsel to NHTC or (in the case of NHTC) counsel to the Company. The parties hereto shall otherwise cooperate with each other in discharging their respective obligations under this Section 5.03, and shall promptly advise counsel to the other parties hereto of any difficulties encountered in obtaining any such Consents or giving any such Notices.

         SECTION 5.04. Best Efforts to Satisfy Conditions. Each of the Company and NHTC shall use its reasonable best efforts to cause the conditions to the Closing set forth in Article VI hereof to be satisfied, to the extent that the satisfaction of such conditions is in the control of such party, as soon as practicable after the date hereof; provided, however, the foregoing shall not constitute a limitation upon the covenants and obligations of any party otherwise expressly set forth in this Agreement.

         SECTION 5.05. Bridge Loans. Each of the Company and NHTC hereby acknowledges and agrees that, inasmuch as NHTC has made one or more "Company Bridge Loans" (as defined in the Original Agreement) to the Company on terms satisfactory to both the Company and NHTC, such parties have discharged their respective obligations under Section 5.05 of the Original Agreement.

                                   ARTICLE VI
                       CONDITIONS TO THE MAIN TRANSACTION

         SECTION 6.01. Conditions to Obligations of NHTC. The obligation of NHTC to consummate the Main Transaction and other Transactions is subject to the satisfaction of the following conditions, each of which may be waived by NHTC.

             (a) Representations and Warranties; Performance of Obligations. The representations and warranties of the Company set forth in Article II shall be true and correct on the Closing Date as if made on and as of the Closing Date. The Company Parties shall have performed the agreements and obligations required to be respectively performed by them under this Agreement prior to the Closing Date. The Company and the Company Stockholders (or one or more Attorneys on the behalf of the Company Stockholders) shall have executed and delivered to NHTC a certificate or certificates certifying to their compliance with the foregoing, in form and substance reasonably satisfactory to NHTC. Notwithstanding the first sentence of this Section 6.01(a): (1) from time to time on or prior to the Closing, the Company shall be permitted to deliver to NHTC written information which changes, modifies or supplements the representations and warranties set forth in Section 2.01 (or Previously Disclosed) because of the occurrence or non-occurrence of any event, or any circumstance arising, after the date of this Agreement; (2) upon such delivery such information shall be deemed to have been "Previously Disclosed" for purposes of Section 2.01 (and, accordingly, the representations and warranties therein shall be deemed to be amended by such information), and (3) if such event(s) or circumstance(s) result(s) in the aggregate in a Company Material Adverse Effect, then the condition stated in the first sentence of this Section 6.01(a) shall be deemed not to have been satisfied. If, notwithstanding (x) any failure of such condition as provided in the foregoing clause "(3)", or (y) any misrepresentation on the

CUSIP No. 63888P-10-9                Exhibit B               Page 47 of 91 Pages
--------------------------------------------------------------------------------


part of the Company as to which NHTC have received written notice from or on behalf of the Company prior to the Closing, NHTC proceeds with the Closing, then such failure of condition and/or such misrepresentation (as the case may be) shall be deemed for all purposes to be waived.

             (b) Charter, By-laws, etc. The Company shall have delivered to NHTC a certificate signed by two or of more its officers certifying to: (i) a true, correct and complete copy of the Company's certificate of incorporation, (ii) a true, correct and complete copy of the Company's by-laws, (iii) a true, correct and complete copy of all Company Board of Directors and stockholder resolutions adopted in connection with this Agreement and/or the Transactions, and (iv) the identity and signature of its officer or officers who shall have executed this Agreement or any other Company Party Document on or before the Closing Date.

             (c) Consents and Notices. All Consents and Notices which may be necessary or appropriate in order for NHTC to consummate the Main Transaction or any of the other Transactions (including without limitation such Consents and Notices as may be necessary or appropriate to obtain from the USDOE or Florida State Board) and to continue in effect, and to assure that the Company, NHTC and their respective Subsidiaries shall to be entitled to have and enjoy, all of the benefits of the Company Contracts, Company Permits and the properties and assets of the Company and the NHTC Contracts and NHTC Permits after the Closing Date (including preserving for (x) the NHTC Educational Facilities their accredited status, and (y) students of the NHTC Educational Facilities, as such, access to the financial aid programs to which they currently have access, at substantially current levels), shall have been duly obtained (in the case of Consents) or given (in the case of Notices) and shall be unconditional and in full force and effect.

             (d) Legal Restraints. There shall not have been proposed or enacted any Laws, or any change in any existing Laws, which prohibits or delays, or threatens to prohibit or delay, the consummation of the Main Transaction or any of the other Transactions or which could reasonably be expected to have a Company Material Adverse Effect. No action, suit, claim or proceeding shall have been commenced or threatened by any governmental authority or private party (i) seeking to restrain, enjoin or hinder, or to seek damages from NHTC or any Subsidiary thereof on account, of the consummation of the Main Transaction or any of the other Transactions, or (ii) which could reasonably be expected to have a Company Material Adverse Effect.

             (e) No Company Material Adverse Change. There shall have been no material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, since the Company Base Date.

             (f) Company Shares Certificates. Each Company Stockholder shall have delivered to NHTC the certificate or certificates representing such Company Stockholder's Company Shares, endorsed by such Company Stockholder in blank or accompanied by a stock power executed by such Company Stockholder in blank.

CUSIP No. 63888P-10-9                Exhibit B               Page 48 of 91 Pages
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             (g) Receipt.  The Company Stockholders (or one or more Attorneys on the behalf of the Company Stockholders) shall have executed and delivered to NHTC a written instrument, in form and substance reasonably satisfactory to NHTC, acknowledging receipt of the certificates representing the Firm Shares.

             (h) Opinions of Counsel. NHTC shall have received an opinion letter of Dechert Price & Rhoads, New York, New York, special counsel to the Company, dated the Closing Date and in form and substance reasonably satisfactory to counsel to NHTC.

             (i) IRS Forms W-8 and W-9. Each Company Stockholder shall have completed, executed and delivered to NHTC an IRS Form W-8 (or substitute therefor) or IRS Form W-9 (or substitute therefor), as appropriate.

             (j) Management Options. Each holder of Management Options shall have agreed to the cancellation and termination thereof, effective as of the Closing, by an agreement or instrument reasonably satisfactory to NHTC.

             (k) Heller Options. The Board of Directors of the NHTC (or an appropriate committee thereof) shall have granted or issued to Neal R. Heller and/or Elizabeth S. Heller options to purchase 800,000 shares NHTC Common Stock (in the aggregate), in form and substance reasonably satisfactory to the Company.

             (l) Other Matters. The Company and Company Stockholders (or one or more Attorneys on the behalf of the Company Stockholders) shall have furnished or caused to be furnished to NHTC, in form and substance reasonably satisfactory to NHTC or their counsel, such certificates and other evidences as NHTC may reasonably request as to the satisfaction of the conditions contained in this
Section 6.01.

         SECTION 6.02. Conditions to Obligations of the Company Stockholders. The obligation of the Company Stockholders to consummate the Main Transaction and other Transactions is subject to the satisfaction of the following conditions, each of which may be waived by the Company or any Attorney.

             (a) Representations and Warranties; Performance of Obligations. The representations and warranties of NHTC set forth in Article III shall be true and correct on the Closing Date as if made on as and of the Closing Date. NHTC shall have performed the agreements and obligations required to be respectively performed by them under this Agreement prior to the Closing Date. NHTC shall have executed and delivered to the Company and Company Stockholders (or one or more Attorneys on the behalf of the Company Stockholders) a certificate or certificates certifying to its compliance with the foregoing, in form and substance reasonably satisfactory to the Company. Notwithstanding the first sentence of this Section 6.02(a): (1) from time to time on or prior to the
Closing,  NHTC  shall  be  permitted  to  deliver  to the  Company  and  Company
Stockholders (or one or more Attorneys on the behalf of the Company Stockholders) written information which changes, modifies or supplements the representations and warranties set forth in Section 3.01 (or Previously Disclosed) because of the occurrence or non-occurrence of any event, or any circumstance arising, after the Agreement Date; (2) upon such delivery such information shall be deemed to have been "Previously Disclosed" for purposes of
Section 3.01 (and, accordingly, the representations and warranties therein

CUSIP No. 63888P-10-9                Exhibit B               Page 49 of 91 Pages
--------------------------------------------------------------------------------


shall be deemed to be amended by such information), and (3) if such event(s) or circumstance(s) result(s) in the aggregate in an NHTC Material Adverse Effect, then the condition stated in the first sentence of this Section 6.02(a) shall be deemed not to have been satisfied. If, notwithstanding (x) any failure of such condition as provided in the foregoing clause "(3)", or (y) any misrepresentation  on the  part of NHTC as to  which  the  Company  and  Company
Stockholders (or one or more Attorneys on the behalf of the Company Stockholders) has received written notice from or on behalf of NHTC prior to the Closing, the Company and Company Stockholders (or one or more Attorneys on the behalf of the Company Stockholders) proceeds with the Closing, then such failure of condition and/or such misrepresentation (as the case may be) shall be deemed for all purposes to be waived.

             (b) Charter, By-laws, etc. NHTC shall have delivered to the Company and Company Stockholders (or one or more Attorneys on the behalf of the Company Stockholders) a certificate signed by two or more its officers certifying to:
(i) a true, correct and complete copy of NHTC's certificate or articles of incorporation, (ii) a true, correct and complete copy of NHTC's by-laws, (iii) a true, correct and complete copy of all NHTC Board of Directors resolutions adopted in connection with this Agreement and/or the Transactions, and (iv) the identity and signature of its officer or officers who shall have executed this Agreement or any other NHTC Document on or before the Closing Date.

             (c) Consents and Notices. All Consents and Notices which may be necessary or appropriate in order for the Company Stockholders to consummate the Main Transaction or any of the other Transactions (including without limitation such Consents and Notices as may be necessary or appropriate to obtain from the USDOE or Florida State Board) and to continue in effect, and to assure that the Company, NHTC and their respective Subsidiaries shall to be entitled to have and enjoy, all of the benefits of the Company Contracts, Company Permits and the properties and assets of the Company and the NHTC Contracts and NHTC Permits after the Closing Date (including preserving for (x) the NHTC Educational Facilities their accredited status, and (y) students of the NHTC Educational Facilities, as such, access to the financial aid programs to which they currently have access, at substantially current levels), shall have been duly obtained (in the case of Consents) or given (in the case of Notices) and shall be unconditional and in full force and effect.

             (d) Legal Restraints. There shall not have been proposed or enacted any Laws, or any change in any existing Laws, which prohibits or delays, or threatens to prohibit or delay, the consummation of the Main Transaction or any of the other Transactions or which could reasonably be expected to have an NHTC Material Adverse Effect. No action, suit, claim or proceeding shall have been commenced or threatened by any governmental authority or private party (i) seeking to restrain, enjoin or hinder, or to seek damages from any Company Stockholder, the Company or any Subsidiary thereof on account of the consummation of the Main Transaction or any of the other Transactions, or (ii) which could reasonably be expected to have an NHTC Material Adverse Effect.

             (e) No NHTC Material Adverse Change. There shall have been no material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects

CUSIP No. 63888P-10-9                Exhibit B               Page 50 of 91 Pages
--------------------------------------------------------------------------------


of NHTC and its Subsidiaries, taken as a whole, since the NHTC Base Date. NHTC Common Stock shall continue to be quoted in the NASDAQ Small Cap market; and there shall not have been proposed or enacted any Laws, or any change in any existing Laws, and no action, suit, claim or proceeding shall have been commenced or threatened by any governmental authority, the National Association of Securities Dealers, Inc. or any private party seeking that would result in the discontinuance of such listing.

             (f) Receipt. NHTC shall have executed and delivered to the Company Stockholders (or one or more Attorneys on the behalf of the Company
Stockholders) a written instrument, in form and substance reasonably satisfactory to the Attorneys, acknowledging receipt of the certificates representing all of the Company Shares.

             (g) Firm Shares Certificates. NHTC shall have issued to each Company Stockholder, and delivered to one or more Attorneys on the behalf of each Company Stockholders, a certificate representing the number of Firm Shares issuable to such Company Stockholder under Section 1.04(a) hereof.

             (h) Opinions of Counsel. The Company shall have received an opinion letter of Lane & Mittendorf LLP, New York, New York, special counsel to NHTC, dated the Closing Date and in form and substance reasonably satisfactory to counsel to the Company.

             (i) Registration Rights Agreement. NHTC shall have executed and delivered to the Company a Registration Rights Agreement in form and substance reasonably satisfactory to the Attorneys (the "Registration Rights Agreement").

             (j) Corporate Governance. The Board of Directors of NHTC shall have taken the following actions, effective immediately after the annual meeting of the shareholders of NHTC scheduled to take place on August 4, 1997: (i) the Board of Directors of NHTC shall have been increased by two (2), and Sir Brian Wolfson and another person designated by at least two of the Attorneys (the "Other Director") shall have been appointed members of such Board to fill the vacancies created by such increase; (ii) Sir Brian Wolfson shall have been named Chairman of the Board of Directors of NHTC by its Board of Directors; (iii) the Board of Directors of NHTC shall have established an Executive Committee comprised of Neal R. Heller, Elizabeth S. Heller and Sir Brian Wolfson and such Executive Committee shall have been delegated the authority to act in the place and stead of the Board of Directors of NHTC to the fullest extent permitted under Florida corporate law; and (iv) Sir Brian Wolfson shall have been named Chairman of such Committee. The Board of Directors of the Company shall have been fixed at one, and Sir Brian Wolfson shall have been elected (or shall remain) the sole member thereof.

             (k) Management Compensation. NHTC shall have offered in writing to the management personnel of the Company selected by it such committed compensation packages (having salary, benefits, bonus, stock ownership/option and other components) as shall be reasonably satisfactory to the Company.

             (l) Reservation of Shares. NHTC shall have reserved for issuance as the Contingent Shares and for issuance in lieu of the shares of Company Common Stock issuable pursuant to Section 1.04(b) of the Fruitseng Acquisition Agreement (as such

CUSIP No. 63888P-10-9                Exhibit B               Page 51 of 91 Pages
--------------------------------------------------------------------------------


provision is being modified and amended as under Section 9.02(a) hereof) such number of shares of NHTC Common Stock as the Company and NHTC shall mutually agree.

             (m) Other Matters. NHTC shall have furnished or caused to be furnished to the Company and/or Attorneys on behalf of the Company Stockholders, in form and substance reasonably satisfactory to the Company or its counsel, such certificates and other evidences as the Company may reasonably request as to the satisfaction of the conditions contained in this Section 6.02.

                                   ARTICLE VII
                     CLOSING PROCEDURE AND DATE; TERMINATION

         SECTION 7.01. Closing Procedure; Closing Date. (a) The Main Transaction may be completed at one or more closings and the initial such closing shall be referred to herein as the "Closing" (unless the context otherwise requires) and the term "Closing Date" (defined below) refers to the date of the initial Closing. Subject to Section 7.01(b) below the initial Closing shall take place when the Attorneys are able to, and do, deliver to NHTC in accordance with this Agreement at least 4,346,792 shares of the Company Common Stock (which constitutes more than 90% of the Company Common Stock). If less than all Company Shares are delivered at the initial Closing then one or more additional Closings (each an "Additional Closing") shall be scheduled upon three business days notice from the Attorneys to NHTC, provided that there can be no Closing after the Initial Deadline Date or Additional Closing after the Final Deadline Date (defined below). At any Additional Closing the Conditions to the Main Transaction set forth in Article VI hereof which were satisfied or waived at the Initial closing shall be deemed to still be so satisfied or waived, except for those relating to the delivery of the Company Shares and Firm Shares which are the subject of such Additional Closing and the related receipts.

             (b) The Closing of the Main Transaction shall take place at the offices of Lane & Mittendorf, 320 Park Avenue, New York, New York or at such other place as the Company and NHTC shall mutually agree, at 10:00 A.M., local time, on such date mutually agreed upon by the Company and NHTC that is within five business days after the first date upon which all Consents and Notices which at the time remain conditions to the obligations of the parties to effect the Main Transaction and other Transactions shall have been obtained or given (as the case may be, the "Closing Date").

         SECTION 7.02. Termination of Agreement. (a) This Agreement may be terminated by either the Company or NHTC, upon notice to the other such parties hereto, if the initial Closing shall not have occurred on or before August 4, 1997 (the "Initial Deadline Date") or if there shall have been a Closing, as to only those Company Shares not delivered by September 5, 1997 (the "Final Deadline Date"); provided, however, that: (i) NHTC shall not be permitted to terminate this Agreement under this Section 7.02 if the Closing shall not have occurred by the Initial Deadline Date or if any Additional Closing shall not have occurred by the Final Deadline Date to the extent applicable, as the case may be, by reason of any breach by NHTC of Section 5.04; and (ii) the Company shall not be permitted to terminate this Agreement under this Section 7.02 if the Closing shall not have occurred by the Initial Deadline Date or Final Deadline Date, as the case may be, by reason of any breach by the Company of
Section 5.04.

CUSIP No. 63888P-10-9                Exhibit B               Page 52 of 91 Pages
--------------------------------------------------------------------------------


             (b) To the extent of the rights, liabilities and obligations pertaining to Company Shares or Firm Shares not theretofore delivered at a Closing or Additional Closing, termination of this Agreement under this Section
7.02 shall automatically and irrevocably terminate all liabilities and obligations of the terminating party (and, in the event that the terminating party is the Company, the Company Stockholders) arising under this Agreement; all rights of the terminating party (and such other party) arising under this Agreement, and all liabilities and obligations of the other party or parties hereto, shall survive any such termination.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         SECTION 8.01. By the Company Stockholders. (a) Subject to the limitations set forth below in this Section 8.01, from and after the Closing Date, the Indemnifying Company Stockholders, jointly and severally, shall indemnify NHTC and its directors, officers, employees and agents (collectively, the "NHTC Indemnified Persons"), against, and hold the NHTC Indemnified Persons harmless from, any and all Losses directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon, any of the NHTC Indemnified Persons resulting from, relating to or arising out of:

             (i)  any  breach  of  any  of  the   representations   or
         warranties of the Company set forth in Section 2.01 hereof or in any other Company Party Document,

             (ii) any breach of any covenant or agreement made by the Company under this Agreement or any other Company Party Document,

             (iii) the sale of the Company's securities to the Company Stockholders, including but not limited to any such Losses related to any action, suit or proceeding brought by one or more Company Stockholders notwithstanding Section 4.05 hereof.

             (iv) any Unexpected Acquisition Costs to the extent (and only to the extent) that the same shall exceed (determined as of the end of the Second Contingent Shares Measure Period):
         (i) 8 x Acquired  Pre-Tax  Earnings  minus  (ii) FSFMV  minus
         (iii) FCSFMV minus (iv) other Acquisition Costs minus $27,350 (as such terms are defined in Section 1.02(d) hereof).

             (b) Subject to the limitations set forth below in this Section 8.01, from and after the Closing Date, each Company Stockholder shall: (i) indemnify the NHTC Indemnified Persons and Indemnifying Company Stockholders, against, and hold the NHTC Indemnified Persons and Indemnifying Company Stockholders harmless from, any and all Losses directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon, any of the NHTC Indemnified Persons or Indemnifying Company Stockholders resulting from, relating to or arising out of such Company Stockholder (but no other Company Stockholder) not having good and marketable title to the number of Company Shares indicated opposite such Company Stockholder's name on the appropriate "Agreement Signature Page" hereto, free and clear of all Liens, prior to the Closing; and (ii), indemnify and hold harmless the NHTC Indemnified Persons

CUSIP No. 63888P-10-9                Exhibit B               Page 53 of 91 Pages
--------------------------------------------------------------------------------


against and from any and all Losses directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon, any of the NHTC Indemnified Persons resulting from, relating to or arising out of such Company Stockholder bringing, joining or maintaining any action, suit or proceeding directly or indirectly relating to the sale of the Company's securities against the NHTC Indemnifed Persons notwithstanding such Company Stockholder's release pursuant to Section 4.05 hereof.


             (c) The right to indemnification under this Section 8.01 is subject to the following limitations:

                  (i) The  indemnification  rights  under this Section
             8.01 shall  expire at the  respective  times set forth in
             Section 8.05, and the Indemnifying Company Stockholders and other Company Stockholder shall not have any liability under this Section 8.01 or otherwise in connection with the Transactions unless an NHTC Indemnified Person gives written notice to one or more of the Attorneys asserting a claim for Losses, including reasonably detailed specific facts and circumstances pertaining thereto, before the expiration of the periods of time that the underlying representations, warranties, covenants and agreements survive under Section 8.05 hereof.

                  (ii) Indemnification for Losses under Section 8.01 shall be payable hereunder only if and to the extent that the aggregate amount of all Losses of the NHTC Indemnified Persons to which this Section 8.01 hereof applies shall exceed $25,000 (the "Indemnity Floor"), and shall not be payable in any event with respect to the Indemnity Floor; notwithstanding the foregoing, the Indemnity Floor shall not apply to any Losses resulting from, relating to or arising out of an event described in
             Section 8.01(a)(iii).

                  (iii) The liability for Losses under Section 8.01(a)
             of the Indemnifying Company Stockholders shall in no event exceed the lesser of (as the case may be, the "Indemnity Cap"): (A) $3,000,000 and (B) one-half of the Fair Market Value (as defined in Section 1.02(d)), as of the date of determination, of (x) the NHTC Shares then held by the Indemnifying Company Stockholders, and (y) the realized cash proceeds (in the form of, for example, dividends or sale proceeds) or readily marketable assets (in the form of, for example, freely tradeable securities) (such cash or readily marketable assets, "Qualified Proceeds") in respect of the NHTC Shares previously held by the Indemnifying Company Stockholders; notwithstanding the foregoing, the Indemnity Cap shall not apply to any Losses resulting from, relating to or arising out of an event described in Section 8.01(a)(iii).

                  (iv) The liability for Losses under Section 8.01(b)(i) of each Company Stockholder shall in no event exceed Fair Market Value, as of the date of determination, of (x) the NHTC Shares then held by such Company Stockholder, and (y) the Qualified Proceeds in respect of the NHTC Shares previously held by such Company Stockholders. The liability for Losses under
             Section 8.01(b)(ii) of a Company Stockholder shall in no event

CUSIP No. 63888P-10-9                Exhibit B               Page 54 of 91 Pages
--------------------------------------------------------------------------------


             exceed  the lesser of (A) the  product  of $0.5625  which
             amount is the closing market price per share of NHTC Common Stock on the day prior to the Closing Date, times the number of NHTC Shares acquired on the Closing Date by such Company Stockholder, and (B) such Company Stockholder's pro rata portion of such Losses as determined by the ratio of such Company Stockholder's NHTC Shares to all of the NHTC Shares acquired on the Closing Date by all Company Stockholders party to the action, suit or proceeding giving rise to such Losses.

                  (v) The NHTC Indemnified Persons shall have recourse
             hereunder only against the NHTC Shares issued hereunder and held by the Indemnifying Company Stockholders (in the case of Losses under clauses (i), (ii) and (iv) of
             Section 8.01(a)) and the relevant Company Stockholder (in the case of Losses under Section 8.01(b)(i)) and any Qualified Proceeds thereof; provided that in no event arising under such clauses of such Sections, shall the NHTC Shares and Qualified Proceeds of any one Indemnifying Company Stockholder (and members of its immediate family, successors and assigns, treated for this purpose as one Indemnifying Company Stockholder) forfeited, surrendered or applied in respect of any such Losses exceed the product of (A) the Indemnity Cap, and
             (B) the percentage obtained by dividing (x) such Indemnifying Company Stockholder's Percentage (as defined in Section 1.02(d)) as of the Closing Date by (y) the Percentage of all Indemnifying Company Stockholders as of the Closing Date ("Pro Rata Indemnity Percentage"). With respect to Losses arising under Section 8.01(a)(iii), the liability of any one Indemnifying Company Stockholder (as defined in the previous sentence) shall in no event exceed the lesser of (A) the product of $0.5625, which amount is the closing market price per share of NHTC Common Stock on the day prior to the Closing Date times the number of NHTC Shares acquired on the Closing Date by such Indemnifying Company Stockholder, and (B) such Indemnifying Company Stockholder's Pro Rata Indemnity
             Percentage   of  such  Losses  (the   "Securities   Claim
             Liability Amount").

                  (vi)  Notwithstanding  anything to the  contrary set
             forth  in  this  Agreement,  the  liability  of  any  one
             Indemnifying Company Stockholder shall not in the aggregate exceed the greater of either such Indemnifying Company Stockholder's Pro Rata Indemnity Percentage of the Indemnity Cap or the Securities Claim Liability Amount.

             (d) For purposes of this Agreement, the term "Indemnifying Company Stockholders" means the following Company Stockholders: the Azure Limited Partnership I; Capital Development S.A.; Joseph Grace; John M. Eldredge; Robert
C. Bruce; and their respective successors and assigns.

         SECTION 8.02. By NHTC. (a) Subject to the limitations set forth below in this Section 8.02, from and after the Closing Date, NHTC shall indemnify the Company Stockholders, and their respective directors, officers, employees and agents (collectively, the "Company Indemnified Persons"), against, and hold the Company Indemnified Persons harmless from, any and all Losses directly or indirectly incurred, suffered,

CUSIP No. 63888P-10-9                Exhibit B               Page 55 of 91 Pages
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sustained  or required to be paid by, or sought to be imposed  upon,  any of the
Company Indemnified Persons resulting from, relating to arising out of:

                  (i) any breach of any of the representations or warranties of NHTC set forth in Section 2.02 hereof or in any other NHTC Document,

                  (ii) any breach of any covenant or agreement made by
             the Company under this Agreement or any other Company Party Document, or

                  (iii) any  indebtedness,  liability or obligation of
             the Company or any Subsidiary thereof not constituting an Unexpected Acquisition Cost.

             (b) The right to indemnification under this Section 8.02 is subject to the following limitations:

                  (i) The  indemnification  rights  under this Section
             8.02 shall  expire at the  respective  times set forth in
             Section 8.05, and NHTC shall not have any liability under this Section 8.02 or otherwise in connection with the Transactions unless a Company Indemnified Person gives written notice to NHTC asserting a claim for Losses, including reasonably detailed specific facts and circumstances pertaining thereto, before the expiration of the periods of time that the underlying representations, warranties, covenants and agreements survive under Section 8.05 hereof.

                  (ii)  Indemnification  for Losses under this Section
             8.02 shall be payable hereunder only if and to the extent that the aggregate amount of all Losses of the Company's Indemnified Persons to which this Section 8.02 hereof applies shall exceed $25,000, and shall not be payable in any event with respect to the first $25,000 of such Losses; provided, however, that the foregoing limitations shall not apply with respect to claims under clause (iii) of Section 8.02(a).

                  (iii) NHTC's liability for Losses under Section 8.02(a) shall in no event exceed the Indemnity Cap; provided, however, that the foregoing limitations shall not apply with respect to claims under clause (iii) of
             Section 8.02(a).

         SECTION 8.03. "Losses" Defined. In this Agreement, the term "Losses" means and includes all losses, claims, liabilities, damages (including, without limitation, punitive, consequential and special damages awarded to any third-party claimant), judgments, liabilities, payments, obligations, costs and expenses (including, without limitation, any costs of investigation, remediation or cleanup, and any reasonable legal fees and costs and expenses incurred after the Closing Date in defense of or in connection with any alleged or asserted liability, payment or obligation as to which indemnification may apply hereunder), regardless of whether or not any liability, payment, obligation or judgment is ultimately imposed against the NHTC Indemnified Persons or Company Indemnified Persons and whether or not the NHTC Indemnified Persons or Company Indemnified Persons are made or become parties to an action, suit or proceeding in respect thereof, voluntarily or involuntarily.

CUSIP No. 63888P-10-9                Exhibit B               Page 56 of 91 Pages
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         SECTION 8.04. Notice of Claims.  With respect to any matter as to which any person or entity (the "Indemnified Person") is entitled to indemnification from any other person or entity (the "Indemnifying Person") under this Article VIII, the Indemnified Person shall have the right, but not the obligation, to contest, defend or litigate, and to retain counsel of its choice in connection with, any claim, action, suit or proceeding by any third party alleged or asserted against the Indemnified Person in respect of, resulting from, relating to or arising out of such matter, and the costs and expenses thereof shall be subject to the indemnification obligations of the Indemnifying Person hereunder; provided, however, that if the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Person in respect of such matter to the fullest extent provided by this Article VIII, the Indemnifying Person shall be entitled, at its option, to assume and control the defense of such claim, action, suit or proceeding at its expense through counsel of its choice if it gives prompt notice of its intention to do so to the Indemnified Person. Neither an Indemnified Person nor an Indemnifying Person shall be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of the other party hereto (and for purposes of this provision the "other party hereto" shall be: (A) NHTC, for any Indemnified Person or Indemnifying Person who is an NHTC Indemnified Person, and (B) one or more of the Attorneys, for any Indemnified Person or Indemnifying Person who is a Company Indemnified Person), which consent shall not be unreasonably withheld.

         SECTION 8.05. Survival of Provisions. (a) All representations and warranties contained herein or made pursuant to this Agreement shall survive the Closing for a period of one year after the Closing Date except that

             (1) the representations and warranties contained in or made pursuant to Section 2.04 shall survive the Closing without limitation, and

             (2) the representations and warranties contained in or made pursuant to Sections 2.07, 2.10 and 2.11 shall survive the Closing for so long as any claim may be made in respect of the matters described therein under any applicable statute of limitations.

             (b) All covenants and agreements of the parties contained in or made pursuant to this Agreement and required to be performed prior to the Closing Date shall survive the Closing for a period of one year. All other covenants and agreements contained in or made pursuant to this Agreement (including Sections 4.05, 8.01 and 8.02) shall survive the Closing for so long as any claim may be made in respect of such matters under any applicable statute of limitations.

         SECTION 8.06. Exclusive Remedy. Each party hereto agrees that the sole liability of any other party hereto for any claim with respect to the transactions contemplated under this Agreement shall be limited to indemnification under this Article VIII; provided, however, that the foregoing shall not be deemed to prohibit or restrict the availability of any equitable remedies (including specific performance) in the event of any breach (or threatened breach) in the circumstances described in Section 9.11 (or in any provision of any other Company Party Document or NHTC Document which specifically contemplates the availability, or permits the exercise, of equitable remedies (including specific performance)).

CUSIP No. 63888P-10-9                Exhibit B               Page 57 of 91 Pages
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         SECTION 8.07. Other  Recoveries.  (a)  Notwithstanding  anything to the contrary set forth in this Article VIII, the obligations of Indemnifying Persons under Section 8.01 and 8.02 in respect of any particular Losses shall be reduced by the amount of any Other Recoveries (as hereinafter defined) actually received (before or after indemnification hereunder) by or on behalf of the Indemnified Persons in reduction of such Losses. Any Indemnified Person who shall have received any indemnification payment hereunder (including in the form of NHTC Shares and Qualified Proceeds thereof) for any particular Losses shall, upon receipt of any Other Recoveries in reduction of such Losses, pay to the appropriate Indemnifying Person an amount equal to the lesser of (x) such Other Recoveries actually received, and (y) the amount of such indemnification payment (and/or the Fair Market Value of any such non-cash indemnification payment). The Company Stockholders and NHTC hereby agree to use their reasonable best efforts to (and shall cooperate with each other in order to) enforce their respective rights to any Other Recoveries, both prior to and after making any claim for indemnification hereunder.

             (b) For purposes of this Agreement, the term "Other Recoveries" shall mean the proceeds or other amounts realized or that may be realized under any insurance policy or other indemnity or hold harmless agreement (including, without limitation, those indemnity and hold harmless agreements established under the Ellon Acquisition Agreement, Fruitseng Acquisition Agreement and the MikeCo Acquisition Agreements).

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01. Board and Executive Committee Representation. (a) For so long as the Company Stockholders shall collectively beneficially own not less than ten percent (10%) of the outstanding shares of NHTC Common Stock, NHTC shall use its reasonable best efforts to: (i) cause two individuals designated by one or more of the Attorneys and reasonably acceptable to NHTC to be nominated for election to the Board of Directors of NHTC at each annual meeting of its stockholders and each special meeting (and written consent in lieu of a meeting) at (or in) which directors are to be elected following the Closing Date, (ii) cause the Board of Directors or management of NHTC to recommend in any proxy statement for such meeting to the stockholders of NHTC that they vote for the election of such nominees, and (iii) cause the management proxies who may vote at any such meeting to vote any shares for which a proxy card is received with no indication as to the election of such nominees to vote for their election; provided, however, that from and after such time (if any) that the Company Stockholders shall collectively beneficially own less than ten percent (10%), but not less than five percent (5%), of the outstanding shares of NHTC Common Stock, NHTC shall be required to fulfill its obligations under the foregoing provisions of this Section 9.01(a) only with respect to one individual designated by one or more of the Attorneys and reasonably acceptable to NHTC.

             (b) For so long as NHTC shall have any obligations under the foregoing Section 9.01(a), NHTC shall use its reasonable best efforts to cause the Board of Directors of NHTC to: (i) maintain an Executive Committee thereof, comprising not more than three members of such Board and having the authority to act in the place and stead of the Board of Directors of NHTC to the fullest extent permitted under Florida corporate law,

CUSIP No. 63888P-10-9                Exhibit B               Page 58 of 91 Pages
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and (ii) designate or appoint one of the  director(s)  designated and elected in accordance with the foregoing Section 9.01(a) as a member of such Executive Committee.

         SECTION 9.02. Termination and Modification of Agreements. (a) Each Company Stockholder that is a Former Fruitseng Holder (as defined in Section 9.02(b)), being presently entitled to receive a portion of the up to 369,350 shares of Company Common Stock issuable under Section 1.04(b) of the Fruitseng Acquisition Agreement, effective automatically at and upon the Closing, hereby agrees that such Former Fruitseng Holder shall accept, in lieu of such Former Fruitseng Holder's portion of such shares of Company Common Stock, a number of shares of NHTC Common Stock per each such share of Common Stock of the Company in the same proportion that (i) the number of Firm Shares bears to (ii) the number of outstanding Company Shares (which proportion is approximately 1.2:1). The foregoing provisions of this Section 9.02(b) shall be deemed to constitute amendments to Section 1.04(b), and (to the extent necessary to implement such amendment) the other relevant terms, of the Fruitseng Acquisition Agreement. NHTC hereby agrees that, in connection with and in satisfaction of the Company's obligations under Section 1.04(b) (as modified and amended pursuant to the foregoing provisions of this Section 9.02(a)), it shall issue such shares of NHTC Common Stock to such Company Stockholders (or their respective successors and assigns).

             (b) The Company and each Company Stockholder who is a party to any of the following agreements hereby agrees that, effective automatically at and upon the Closing, such agreements shall be terminated and no longer be of any force or effect, and no party thereto shall thereafter have any rights, obligations or liability thereunder: (1) Stockholder's Agreement, dated as of June 30, 1996, by and between the Company and Dr. Bradford Stillman Weeks; (2) Stockholders Agreement, dated as of October 15, 1996, by and among the Company, Ralph Kaslof, Leslie J. Kaslof, International Marketing Group Ltd. and Robert A. Seibel; and (3) Stockholders Agreement, dated as of October 15, 1996, by and among the Company, Robert E. Cleaves, IV, Stephen W. Batzell, Thomas P. Pinansky, John M. Eldredge, Robert C. Bruce, Virginia M. King, Clarissa Rowe, Arthur B. Page, Douglas M. and Elizabeth R. Costle and Kimball C. Chen (the foregoing individuals, the "Former Fruitseng Holders").

         SECTION 9.03. Public Announcements. No party hereto shall make any announcement to the public, the Company's or NHTC's respective "trades" or to the respective employees, customers or suppliers of such parties, or to any federal, state, local or foreign government, agency or authority, with respect to this Agreement and/or the Transactions (an "Announcement") to which NHTC, the Company or any Attorney shall reasonably object; however, NHTC will be required under the Exchange Act to report this Agreement and the Transactions, and such reporting (to the extent required under the Exchange Agreement) shall be permitted in all events. Each party shall afford NHTC, the Company and one or more Attorneys, the opportunity to review and comment upon each Announcement proposed to be made by it prior to the release thereof.

         SECTION 9.04. Further Actions. From time to time after the Closing Date, the parties hereto shall execute and deliver (or cause to be executed and delivered) such other and further agreements, instruments, certificates or other documents and shall take (or cause to be taken) such other and further actions, as any other party hereto may

CUSIP No. 63888P-10-9                Exhibit B               Page 59 of 91 Pages
--------------------------------------------------------------------------------


reasonably request in order to further effect and/or evidence the Transactions or to otherwise consummate and give effect to the covenants and agreements set forth herein.

         SECTION 9.05. Expenses. Each party hereto shall bear its own legal fees, accountants' fees, brokers, finder's and investment banking fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the Transactions.

         SECTION 9.06. Entire Agreement. This Agreement, which includes the Exhibit hereto, and the other NHTC Documents and Company Party Documents, contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements, arrangements and understandings with respect thereto (including without limitation that certain letter agreement (captioned "Letter of Intent/Heads of Agreement"), dated 15 November 1996, as amended, from the Company addressed to
NHTC).

         SECTION 9.07. Descriptive Headings; References. The descriptive headings of this Agreement and other NHTC Documents and Company Party Documents are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof or thereof. Article, Section and Exhibit references in this Agreement are to the referenced Articles and Sections of, and Exhibits to, this Agreement, unless the context otherwise requires.

         SECTION 9.08. Notices. Any notice or other communication which is required or permitted hereunder or under any other NHTC Document or Company Party Document shall be in writing and shall be deemed to have been delivered and received (x) on the day of (or, if not a business day, the first business day after) its having been personally delivered or telecopied to the following address or telecopy number, (y) on the first business day after its having been sent by overnight delivery service to the following address, or (z) if sent by regular, registered or certified mail, when actually received at the following address:

         If to any Company Stockholder, to the address for such Company Stockholder set forth on Exhibit A hereto, with copies to the Attorneys and the counsel set forth in the paragraph next following and (if before the Closing) the Company, at the addresses as set forth in the paragraph next following;

         If to any Attorney or (before the Closing) the Company:

CUSIP No. 63888P-10-9                Exhibit B               Page 60 of 91 Pages
--------------------------------------------------------------------------------


                      [c/o]  Global Health Alternatives, Inc.
                             44 Welbeck Street
                             London W1M 7HF England
                             Attention: Sir Brian Wolfson
                             Telecopier No. 011-44-171-486-6217
                             Telephone No. 011-44-171-486-6216
             and
                      [c/o]  Global Health Alternatives, Inc.
                             193 Middle Street, Suite 201
                             Portland, Maine  04101
                             Attention: Robert C. Bruce
                             Telecopier No. (207) 772-8493
                             Telephone No. (207) 772-7234
             with a copy to:
                             Dechert Price & Rhoads
                             30 Rockefeller Plaza
                             New York, New York  10112
                             Attention: Claude A. Baum, Esq.
                             Telecopier No. (212) 698-3599
                             Telephone No. (212) 698-3500

         If to NHTC or (after the Closing) the Company:

                      [c/o]  Natural Health Trends Corp.
                             2001 West Sample Road
                             Pompano Beach, Florida  33064
                             Attention: Neal R. Heller, Esq.
                             Telecopier No. (954) 969-9747
                             Telephone No. (954) 969-9771
             with a copy to:
                             Lane & Mittendorf LLP
                             320 Park Avenue
                             New York, New York  10022
                             Attention: Martin C. Licht, Esq.
                             Telecopier No. (212) 508-3230
                             Telephone No. (212) 508-3200

Any party may by notice change the address or telecopier number to which notices or other communications to it are to be delivered, telecopied or sent.

         SECTION 9.09. Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than the choice of law principles thereof). Any claim, action, suit or other proceeding initiated by any party hereto against any other party hereto under or in connection with this Agreement or any other NHTC Document or Company Party Document and/or the Transactions shall exclusively be asserted, brought, prosecuted and maintained in any federal or state court located in the Borough of Manhattan, State of New York, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and each party hereto hereby irrevocably: (i) submits to the

CUSIP No. 63888P-10-9                Exhibit B               Page 61 of 91 Pages
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jurisdiction  of such  courts,  (ii)  waives any and all rights to object to the laying of venue in any such court, (iii) waives any and all rights to claim that any such court may be an inconvenient forum, and (iv) agrees that service of process on it in any such action, suit or proceeding may be effected by the means by which notices may be given to it under this Agreement.

         SECTION 9.10. Assignment. This Agreement, and the respective rights and obligations of the parties hereunder, may not be assigned or delegated otherwise than by operation of law by (x) NHTC or (after the Closing) the Company without the prior written consent of (if prior to the Closing) the Company or (if after the Closing) one or more of the Attorneys, or (y) any Company Stockholder without the prior written consent of NHTC, and any purported assignment or delegation by any party hereto in violation of the foregoing shall be void ab initio; provided, however, that any or all rights of any party to receive the performance of the obligations of the other parties hereunder (but not any obligations of any party hereunder) and rights to assert claims against the other parties in respect of breaches of representations, warranties or covenants may be assigned to (i) any entity extending credit to such party or any of its affiliates or (ii) in the case of the Company Stockholders, any other person or entity (provided that notice of such assignment shall have previously been provided to NHTC), but any assignee of such rights shall take such rights subject to any defenses, counterclaims and rights of set-off to which the non-assigning parties might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         SECTION 9.11. Remedies. (a) The parties hereto acknowledge that the remedy at law for any breach of their respective obligations to effect the Main Transaction is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. Each party hereto hereby waives the defense that there is an adequate remedy at law in the event of any action to enforce the provisions of this Agreement to effect the Main Transaction. The Company Stockholders acknowledge that the Company Shares are unique and cannot be obtained on the open market; and NHTC acknowledges that the NHTC Shares and other benefits to be provided to the Company Stockholders hereunder are unique and cannot be obtained on the open market. Without limiting any remedies that any party hereto may otherwise have hereunder or under applicable law in the event that any other party hereto refuses to perform its obligations under this Agreement to consummate the Main Transaction, such parties shall have, in addition to any other remedy at law or in equity, the right to specific performance.

             (b) The parties hereto acknowledge that any violation or threatened violation of Section 5.01(b) will cause irreparable harm and that the remedy at law for any such violation or threatened violation will be inadequate. Each party hereto therefor agrees that the other parties hereto shall be entitled to temporary and permanent injunctive relief for any such violation or threatened violation without the necessity of proving (i) that the other parties will be irreparably injured thereby, (ii) that the remedy at law for such violation or threatened violation is inadequate or (iii) actual damages.

             (c) No party hereto shall have any liability to any other party hereto for any punitive, consequential, incidental or special damages by virtue of any breach of any

CUSIP No. 63888P-10-9                Exhibit B               Page 62 of 91 Pages
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representation, warranty, covenant or agreement in or pursuant to this Agreement or any other NHTC Document or Company Party Document or any other agreement, instrument, certificate or other document executed and delivered pursuant hereto or in connection herewith or the Transactions.

         SECTION 9.12. Waivers and Amendments. Any waiver of any term or condition of this Agreement, and any amendment or supplementation of this Agreement, shall be effective only if in a writing executed by (or on behalf of) NHTC, the Company and the Company Stockholders (or one or more Attorneys on the behalf of the Company Stockholders). A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         SECTION 9.13. Third Party Rights. Notwithstanding any other provision of this Agreement, and except as permitted pursuant to Section 9.10 hereof or other expressly set forth herein or therein, this Agreement and the other NHTC Documents and Company Party Documents shall not create benefits on behalf of any employee, consultant, agent or representative of any person or entity not party hereto (including without limitation any counsel, accountant, broker, finder or investment banker, notwithstanding the provisions of Section 9.05), and this Agreement and the other NHTC Documents and Company Party Documents shall be effective only as between the parties hereto, their successors and permitted assigns.

         SECTION 9.14. Illegalities. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect, and the remaining provisions of this Agreement, shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

         SECTION 9.15. Gender and Plural Terms. Words of gender or neuter may be read as masculine, feminine or neuter, as required by the context. Singular and plural forms of defined and other terms herein may be read as singular or plural, as required or permitted by the context.

         SECTION 9.16. Effectiveness; Termination of Original Agreement. This Agreement shall become effective only upon its being executed and delivered by the Company, NHTC and Company Stockholders owning at least 4,346,791 Company Shares. Effective automatically at such time, the Original Agreement is hereby terminated by mutual consent.

         SECTION 9.17. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

CUSIP No. 63888P-10-9                Exhibit B               Page 63 of 91 Pages
--------------------------------------------------------------------------------


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

NHTC:                                          The Company:

NATURAL HEALTH TRENDS CORP.                    GLOBAL HEALTH ALTERNATIVES, INC.



By:___________________________                 By:______________________________
   Title: President & Chief                       Title: Chairman of the Board &
          Executive Officer                              President


                              Company Stockholders

                                             Number of         Number of
                                              Company       NHTC Firm Shares
Name and Signature                          Shares Held      to be Received
------------------                          -----------      --------------

AZURE LIMITED PARTNERSHIP I                  1,384,617          1,662,767


By:_____________________________
   General Partner


By:_____________________________
   General Partner


By:_____________________________
   General Partner


CAPITAL DEVELOPMENT S.A.                       683,366            820,645


By:_____________________________
   Title:


COSMO FINANCE & INVESTMENTS
 SERVICES S.A.                                   5,395              6,485


By:_____________________________
   Title:

CUSIP No. 63888P-10-9                Exhibit B               Page 64 of 91 Pages
--------------------------------------------------------------------------------

                            Agreement Signature Page
                            ------------------------


                              Company Stockholders
                              --------------------

                                             Number of         Number of
                                              Company       NHTC Firm Shares
Name and Signature                          Shares Held      to be Received
------------------                          -----------      --------------


________________________________                50,000             60,044
WILLIAM NELSON


________________________________                35,000             42,031
DR. CARL F. BERNER


________________________________               135,965            163,278
SIR TOM FARMER


________________________________                89,562            107,554
ALFRED S. ROSS



GOLDEN UNION INTERNATIONAL S.A.                102,151            122,672


By:_____________________________
   Title:



N.K. VERWALTUNGS INC.                          114,386            137,364


By:_____________________________
   Title:



N. FOSS & CO. A/S                               35,965             43,190


By:_____________________________
   Title:

CUSIP No. 63888P-10-9                Exhibit B               Page 65 of 91 Pages
--------------------------------------------------------------------------------

                            Agreement Signature Page
                            ------------------------


                              Company Stockholders
                              --------------------

                                             Number of         Number of
                                              Company       NHTC Firm Shares
Name and Signature                          Shares Held      to be Received
------------------                          -----------      --------------

PROMENADE INVESTMENTS LIMITED                   35,965             43,190


By:_____________________________
   Title:



BENJAMIN B. TREGOE REVOCABLE TRUST              17,983             21,595
(U/A/D 7/20/79)


By:_____________________________
   Title:


________________________________                 3,597              4,319
BENJAMIN B. TREGOE



DIDGEMERE CONSULTANTS LIMITED                   17,983             21,595


By:_____________________________
   Title:



Z & M CAPITAL CORPORATION                       17,983             21,595


By:_____________________________
   Title:



________________________________                33,000             39,629
RALPH KASLOF

CUSIP No. 63888P-10-9                Exhibit B               Page 66 of 91 Pages
--------------------------------------------------------------------------------

                            Agreement Signature Page
                            ------------------------


                              Company Stockholders
                              --------------------

                                             Number of         Number of
                                              Company       NHTC Firm Shares
Name and Signature                          Shares Held      to be Received
------------------                          -----------      --------------


________________________________                93,000            111,682
LESLIE J. KASLOF


________________________________                 7,000              8,406
ROBERT A. SEIBEL



INTERNATIONAL MARKETING GROUP LTD.               7,000              8,406


By:_____________________________
   Title:


________________________________               241,692            290,244
ROBERT E. CLEAVES, IV


________________________________                94,623            113,631
STEPHEN W. BATZELL


________________________________               128,001            153,715
THOMAS P. PINANSKY


________________________________                67,633             81,219
JOHN M. ELDREDGE


________________________________                 7,193              8,638
H. NEWCOMB ELDREDGE

CUSIP No. 63888P-10-9                Exhibit B               Page 67 of 91 Pages
--------------------------------------------------------------------------------

                            Agreement Signature Page
                            ------------------------


                              Company Stockholders
                              --------------------

                                             Number of         Number of
                                              Company       NHTC Firm Shares
Name and Signature                          Shares Held      to be Received
------------------                          -----------      --------------


_______________________________________         64,246             77,152
ROBERT C. BRUCE


_______________________________________          8,092              9,717
VIRGINIA M. KING


_______________________________________          4,046              4,859
CLARISSA ROWE


_______________________________________          4,046              4,859
ARTHUR B. PAGE


_______________________________________          4,046              4,859
DOUGLAS M. COSTLE (JT TEN with below)



_______________________________________
ELIZABETH R. COSTLE (JT TEN with above)



_______________________________________          3,238              3,888
KIMBALL C. CHEN


                                                17,983             21,595
WESTMINSTER ASSOCIATES


By:____________________________________
   Title:

CUSIP No. 63888P-10-9                Exhibit B               Page 68 of 91 Pages
--------------------------------------------------------------------------------

                            Agreement Signature Page
                            ------------------------


                              Company Stockholders
                              --------------------

                                             Number of         Number of
                                              Company       NHTC Firm Shares
Name and Signature                          Shares Held      to be Received
------------------                          -----------      --------------


______________________________________          21,580             25,915
SIR PETER THOMPSON


______________________________________           5,000              6,004
DR. STUART UNGAR


______________________________________          30,000             36,026
DR. BRADFORD S. WEEKS


______________________________________          10,000             12,009
DENNIS BOOKSHESTER



COMPLIMENTARY MEDICAL ASSOCIATES, INC.          10,000             12,009


By:___________________________________
   Title:


______________________________________         382,225            459,009
PATRICK KILLORIN


______________________________________         382,225            459,009
KEVIN UNDERWOOD



______________________________________         382,225            459,009
JOE GRACE

CUSIP No. 63888P-10-9                Exhibit B               Page 69 of 91 Pages
--------------------------------------------------------------------------------

                            Agreement Signature Page
                            ------------------------


                              Company Stockholders
                              --------------------

                                             Number of         Number of
                                              Company       NHTC Firm Shares
Name and Signature                          Shares Held      to be Received
------------------                          -----------      --------------


________________________________                 5,395              6,479
DAVID COHEN


________________________________                40,662             48,830
H. EDWARD TROY


________________________________                24,398             29,299
MARK COLOSI


________________________________                16,265             19,532
WILLIAM DEEHAN


________________________________                 3,597              4,319
ALEXANDRA W. HOPKINS


________________________________                 1,439              1,728
CAROL B.A. LEE


                 Totals:                     4,829,768          5,800,000
                 ======                      =========          =========